EXHIBIT 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ONTARGETJOBS, INC.,

DICE HOLDINGS, INC.,

MALTA ACQUISITION, INC.

and

OTJ Representative, LLC, solely in

its capacity as the Representative

November 7, 2013

Table of Contents

Page

ARTICLE I	THE MERGER	1
1.01	The Merger	1
1.02	Effect on Capital Stock	2
1.03	Effect on Options	3
1.04	Exchange of Preferred Stock	3
1.05	Representative Amount	3
1.06	Organizational Documents	4
1.07	Directors and Officers	4
1.08	Closing Calculations	4
1.09	Final Closing Balance Sheet Calculation	4
1.10	Post-Closing Adjustment Payment	6
1.11	Escrow Accounts	6
1.12	Dissenting Shares	7
1.13	No Withholding	7
1.14	Reference Statement	7
ARTICLE II	THE CLOSING	8
2.01	The Closing	8
2.02	The Closing Transactions	8
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	9
3.01	Organization and Power	9
3.02	Subsidiaries	9
3.03	Authorization; Consents; No Breach; Valid and Binding Agreement	10
3.04	Capitalization	10
3.05	Financial Statements	11
3.06	Absence of Certain Developments; Undisclosed Liabilities	11
3.07	Real Property	12
3.08	Tax Matters	12
3.09	Contracts and Commitments	13
3.10	Intellectual Property	14
3.11	Litigation	15
3.12	Governmental Consents, etc	15
3.13	Employee Benefit Plans	16
3.14	Insurance	17
3.15	Compliance with Laws	17
3.16	Environmental Compliance and Conditions	18
3.17	Affiliated Transactions	18
3.18	Employees	18
3.19	Brokerage	19
3.20	Vote Required	19
3.21	Customers and Suppliers; Users	19
3.22	Privacy and Security	20

i

3.23	No Other Representations or Warranties	20
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF
	THE PARENT AND THE MERGER SUB	21
4.01	Organization and Power	21
4.02	Authorization	21
4.03	No Violation	21
4.04	Governmental Consents, etc	22
4.05	Litigation	22
4.06	Brokerage	22
4.07	Financing	22
4.08	Purpose	22
4.09	Solvency	22
4.10	No Other Representations	22
ARTICLE V	COVENANTS OF THE COMPANY	23
5.01	[Intentionally Omitted]	23
5.02	[Intentionally Omitted]	23
5.03	[Intentionally Omitted]	23
5.04	[Intentionally Omitted]	23
5.05	[Intentionally Omitted]	23
5.06	Written Consent	23
5.07	[Intentionally Omitted]	24
ARTICLE VI	COVENANTS OF THE PARENT	24
6.01	Access to Books and Records	24
6.02	[Intentionally Omitted]	24
6.03	Indemnification of Officers and Directors of the Company	24
6.04	[Intentionally Omitted]	25
6.05	[Intentionally Omitted]	25
6.06	Employee Matters	25
ARTICLE VII	[INTENTIONALLY OMITTED]	26
ARTICLE VIII	INDEMNIFICATION	26
8.01	Survival of Representations, Warranties, Covenants, Agreements and Other Provisions	26
8.02	Indemnification for the Benefit of the Parent Indemnified Parties	26
8.03	Indemnification by the Parent for the Benefit of the Securityholders	27
8.04	Limitations on Indemnification	27
8.05	Mitigation	29
8.06	Indemnification Procedures; Defense of Third Party Claims	29
8.07	Sole and Exclusive Remedy	31
8.08	Escrow Release	32
8.09	Representations and Warranties Insurance	32
8.10	Materiality Qualifiers	32

ARTICLE IX	[INTENTIONALLY OMITTED]	33
ARTICLE X	ADDITIONAL COVENANTS	33
10.01	Representative	33
10.02	Disclosure Schedules	35
10.03	Certain Tax Matters	36
ARTICLE XI	DEFINITIONS	39
11.01	Definitions	39
11.02	Other Definitional Provisions	48
11.03	Cross-Reference of Other Definitions	49
ARTICLE XII	MISCELLANEOUS	51
12.01	Press Releases and Communications	51
12.02	Expenses	51
12.03	Notices	51
12.04	Assignment	53
12.05	Severability	53
12.06	References	53
12.07	Construction	53
12.08	Amendment and Waiver	54
12.09	Complete Agreement	54
12.10	Third Party Beneficiaries	54
12.11	Waiver of Trial by Jury	54
12.12	Parent Deliveries	55
12.13	Delivery by Facsimile or Email	55
12.14	Counterparts	55
12.15	Governing Law	55
12.16	Jurisdiction	55
12.17	Remedies Cumulative	56
12.18	No Recourse	56
12.19	Specific Performance	56
12.20	Waiver of Conflicts	56

INDEX OF EXHIBITS

Exhibit A	Form of Certificate of Merger
Exhibit B	Form of Letter of Transmittal
Exhibit C	Form of Certificate of Incorporation
Exhibit D	Form of Bylaws
Exhibit E	Form of Escrow Agreement
Exhibit F	Reference Statement
Exhibit G	RHW Contribution Agreement
Exhibit H	RHW License Agreement
Exhibit I	Transition Services Agreement

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 7, 2013, is made by and among OnTargetJobs, Inc., a Delaware corporation (the “Company”), Dice Holdings, Inc., a Delaware corporation (the “Parent”), Malta Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the “Merger Sub”), and OTJ Representative, LLC, solely in its capacity as the representative for the Securityholders (the “Representative”).  The Parent, the Merger Sub and the Company, and, solely in its capacity as and solely to the extent applicable, the Representative, shall be referred to herein from time to time as a “Party” and collectively as the “Parties”.  Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XI below.

WHEREAS, the Parent desires to acquire one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company in a reverse subsidiary merger transaction on the terms and subject to the conditions set forth herein;

WHEREAS, the Boards of Directors of the Company, the Parent and the Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Boards of Directors of each of the Company and the Merger Sub has determined to recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, prior to the Effective Time, the Company and RHW will effectuate the RHW Contribution and RHW Spin-Out.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

1.01         The Merger.

(a)           Subject to the terms and conditions hereof, at the Effective Time, the Merger Sub shall merge (the “Merger”) with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereupon the separate existence of the Merger Sub shall cease, and the Company shall be the surviving company (the “Surviving Company”).

(b)           At the Closing, the Company and the Merger Sub shall cause a certificate of merger in the form of Exhibit A hereto (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as the Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

(c)           From and after the Effective Time, the Surviving Company shall succeed to all the assets, rights, privileges, immunities, powers and franchises and be subject to all of the Liabilities, restrictions, disabilities and duties of the Company and the Merger Sub, all as provided under the DGCL.

1.02         Effect on Capital Stock.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a)           In accordance with Article IV.A.2.(a)(i) of the Certificate of Incorporation, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into a right to receive an amount in cash equal to the sum of:

(i)           the Liquidation Value of such share of Preferred Stock (rounded down to the nearest penny) determined based upon the amount of the Closing Cash Consideration, as adjusted pursuant to those certain agreements listed in Schedule 1.02(a); and

(ii)           the amount (if any) payable with respect to such share of Preferred Stock pursuant to Section 1.10 of this Agreement and any amounts distributed with respect to such share of Preferred Stock pursuant to Section 1.05 or Section 8.08 of this Agreement.

The aggregate consideration to which holders of Preferred Stock become entitled pursuant to this Section 1.02(a) is referred to herein as the “Merger Consideration.”

(b)           Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Restricted Stock and Dissenting Shares) shall be canceled and no payment shall be made with respect thereto.

(c)           Each share of Restricted Stock which is outstanding immediately prior to the Effective Time shall be immediately forfeited for no consideration and canceled as of the Effective Time.

(d)           Each share of Common Stock and each share of Preferred Stock, if any, held immediately prior to the Effective Time by the Parent, the Merger Sub or the Company shall be canceled and no payment shall be made with respect thereto.

(e)           Each share of common stock of the Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Company.

1.03         Effect on Options.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger, all Options shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of an Option shall cease to have any rights with respect thereto.

1.04         Exchange of Preferred Stock.  The Representative shall effect the exchange of cash for the shares of Preferred Stock that are outstanding as of immediately prior to the Effective Time and entitled to payment pursuant to Section 1.02.  In connection with such exchange, prior to the Closing Date, the Company shall provide each holder of Preferred Stock with a Letter of Transmittal, substantially in the form of Exhibit B attached hereto (a “Letter of Transmittal”).  Prior to the Effective Time, the Parent shall transfer to the Representative via wire transfer of immediately available funds, cash equal to the Closing Payment Amount.  The Representative shall hold such funds and deliver them in accordance with the terms and conditions hereof.  Each holder of Preferred Stock outstanding as of immediately prior to the Effective Time may deliver a duly executed and completed Letter of Transmittal and, after the Effective Time, the Representative shall promptly deliver or cause to be delivered to such holder a wire transfer in an amount equal to the amount of cash to which such holder is entitled to receive under Section 1.02 (less, with respect to each such Preferred Shareholder (in its capacity as such) such Preferred Shareholder’s Pro Rata Percentage of each of the Representative Amount and the Escrow Amounts, as further provided in Section 1.05 and Section 1.11) to the account(s) designated by such holder in such holder’s Letter of Transmittal; provided, that the Representative shall deliver or cause to be delivered such amounts on the Closing Date to any holder of Preferred Stock that has delivered a duly executed and completed Letter of Transmittal to the Company prior to the Closing Date.  Except as provided in the Escrow Agreement for any Preferred Shareholder with respect to the Escrow Amounts, in no event shall any holder of Preferred Stock who delivers a Letter of Transmittal be entitled to receive interest on any of the funds to be received in the Merger.  At the Effective Time, the share transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Company Stock theretofore outstanding on the records of the Company.  From and after the Effective Time, the holders of the shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided in this Agreement or by Law.  Subject to the payment by Parent to the Representative of the Closing Payment Amount prior to the Effective Time as contemplated herein, any holder of Preferred Stock shall look only to the Representative for payment of its claim for the applicable portion of the Closing Payment Amount in respect of such Preferred Stock.

1.05         Representative Amount.  Concurrent with the Effective Time, the Parent shall deduct from the Merger Consideration due to the Preferred Shareholders an aggregate amount equal to $300,000 or such higher amount as the Representative may designate in writing to the Company and the Parent at least five (5) Business Days prior to the Closing  (such amount, the “Representative Amount”).  The Representative Amount shall be delivered by the Parent to the Representative, on behalf of the Securityholders, at the Closing by wire transfer of immediately available funds to the account(s) designated by the Representative.  Without limitation of the terms set forth in Section 10.01, the Representative Amount shall be used by the Representative to pay any fees, expenses or other liabilities it may incur in connection with serving as the Representative pursuant to the terms hereof or otherwise  to satisfy actual or potential obligations of the Securityholders to the Representative, including expenses of the Representative arising from the defense or enforcement of claims pursuant to Sections 1.09, 8.02 and 10.01.  Notwithstanding anything contained in this Agreement to the contrary, the amount payable to each Preferred Shareholder pursuant to Sections 1.02, as applicable, shall be reduced by an amount equal to the Representative Amount multiplied by the Pro Rata Percentage of such Preferred Shareholder.  The Representative Amount shall be retained in whole or in part by the Representative for such time as the Representative shall determine in its sole discretion.  If the Representative shall determine in its sole discretion to return all or any portion of the Representative Amount to the Preferred Shareholders, it shall promptly distribute to each Preferred Shareholder its pro rata portion thereof based on its Pro Rata Percentage.

1.06         Organizational Documents.  At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Company or the holders of any shares of capital stock of any of the foregoing, the certificate of incorporation of the Surviving Company shall be amended and restated in its entirety in the form attached hereto as Exhibit C until thereafter amended, subject to Section 6.03, in accordance with the provisions thereof and the DGCL.  At the Effective Time, the bylaws of the Surviving Company shall be amended and restated to be in the form attached hereto as Exhibit D, until thereafter amended, subject to Section 6.03, in accordance with the provisions thereof, the certificate of incorporation of the Surviving Company and the DGCL.

1.07         Directors and Officers.  From and after the Effective Time, until successors are duly elected, appointed or otherwise designated in accordance with applicable Law, the directors of the Merger Sub at the Effective Time shall be the directors of the Surviving Company, and the officers of the Company at the Effective Time shall be the officers of the Surviving Company, each such initial director and initial officer to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company as in effect from and after the Effective Time.

1.08         Closing Calculations.  Not less than two (2) Business Days prior to the anticipated Closing Date, the Company shall deliver to the Parent a statement setting forth (a) an estimated consolidated balance sheet of the Group Companies as of the Reference Time, after elimination of all RHW Assets and RHW Liabilities, (b) a good faith calculation of the Company’s estimate of Cash (the “Estimated Cash”), Indebtedness (the “Estimated Indebtedness”), Net Working Capital (the “Estimated Net Working Capital”) and Transaction Expenses (“Estimated Transaction Expenses”) and (c) the Preference Amount and the Closing Payment Amount (the “Estimated Closing Statement”).  The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with this Agreement.

1.09         Final Closing Balance Sheet Calculation.  As promptly as possible, but in any event within sixty (60) days after the Closing Date, the Parent shall deliver to the Representative (a) a consolidated balance sheet of the Group Companies as of the Reference Time, after elimination of all RHW Assets and RHW Liabilities (the “Closing Balance Sheet”), and (b) a statement showing the Cash, Indebtedness, Net Working Capital and Transaction Expenses (the “Closing Statement”). The Closing Balance Sheet shall be prepared and Cash, Indebtedness, Net Working Capital and Transaction Expenses shall be determined in accordance with this Agreement.  The Parties agree that the purpose of preparing the Closing Balance Sheet and determining Cash, Indebtedness, Net Working Capital and Transaction Expenses and the related purchase price adjustment contemplated by this Section 1.09 is to measure the amount of Cash, Indebtedness, Net Working Capital and Transaction Expenses and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Closing Balance Sheet or determining Cash, Indebtedness, Net Working Capital or Transaction Expenses.  After delivery of the Closing Statement, the Representative and its accountants and other representatives shall be permitted full access at reasonable times to review the Surviving Company’s and its Subsidiaries’ books and records and any work papers related to the preparation of the Closing Statement.  The Representative and its accountants and other representatives may make inquires of the Parent, the Surviving Company, its Subsidiaries and their respective accountants and employees regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and the Parent shall use its, and shall cause the Surviving Company and its Subsidiaries to use their, commercially reasonable efforts to cause any such accountants and employees to cooperate with and respond to such inquiries.  If the Representative has any objections to the Closing Statement, the Representative may deliver to the Parent a statement setting forth its objections thereto (an “Objections Statement”).  If an Objections Statement is not delivered to the Parent within forty-five (45) days following the date of delivery of the Closing Statement, the Closing Statement shall be final, binding and non-appealable by the Parties.  If an Objections Statement is delivered within such time frame, the Representative and the Parent shall negotiate in good faith to resolve any objections set forth therein, but if they do not reach a final resolution within fifteen (15) days after the delivery of the Objections Statement to the Parent, the Representative and the Parent shall submit such dispute to the New York office of BDO USA, LLP, or if such accounting form is not willing to accept the engagement, another nationally recognized independent accounting firm reasonably acceptable to the Parent and the Representative (the “Dispute Resolution Arbiter”), provided that if the Parent and the Representative are required to and do not promptly agree upon the Dispute Resolution Arbiter, either of them may request that the New York City office of the American Arbitration Association appoint a nationally recognized independent accounting firm to act as the Dispute Resolution Arbiter hereunder.  Any further submissions to the Dispute Resolution Arbiter must be written and delivered to each party to the dispute.  The Dispute Resolution Arbiter shall consider only those items and amounts that are identified in the Objections Statement as being items which the Representative and the Parent are unable to resolve.  The Dispute Resolution Arbiter’s determination shall be based solely on the definitions of Cash, Indebtedness, Net Working Capital and Transaction Expenses contained herein and the provisions of this Agreement, including this Section 1.09.  The Representative and the Parent shall use their commercially reasonable efforts to cause the Dispute Resolution Arbiter to resolve all disagreements as soon as practicable in amounts between the disputed amounts set forth in the Closing Statement and the Objections Statement, and shall enter into a customary engagement letter with the Dispute Resolution Arbiter and provide, or cause to be provided, such information to the Dispute Resolution Arbiter as it may reasonable request.  Further, the Dispute Resolution Arbiter’s determination shall be based solely on the presentations by the Parent and the Representative that are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review).  The resolution of the dispute by the Dispute Resolution Arbiter shall be final and binding on and non appealable by the Parties hereto.  The costs and expenses of the Dispute Resolution Arbiter shall be allocated between the Parent, on the one hand, and the Representative (on behalf of the Preferred Shareholders), on the other hand, based upon the percentage that the portion of the contested amount not awarded to the Parent or the Representative (on behalf of the Preferred Shareholders) bears to the amount actually contested by such Party.  For example, if the Representative claims Net Working Capital is $1,000 greater than the amount determined by the Parent, and the Parent contests only $500 of the amount claimed by the Representative, and if the Dispute Resolution Arbiter ultimately resolves the dispute by awarding the Representative (for the benefit of the Preferred Shareholders) $300 of the $500 contested, then the costs and expenses of the Dispute Resolution Arbiter shall be allocated sixty percent (60%) (i.e., 300 ÷ 500) to the Parent and forty percent (40%) (i.e., 200 ÷ 500) to the Representative (for the benefit of the Preferred Shareholders).

1.10         Post-Closing Adjustment Payment.

(a)           If the Final Cash Consideration is greater than the Closing Cash Consideration, (i) the Parent shall promptly (but in any event within two (2) Business Days following the final determination of the Final Cash Consideration) pay to the Representative (for distribution to the Preferred Shareholders (in their capacity as such)) the amount of such difference by wire transfer of immediately available funds to an account designated in writing by the Representative to the Parent and (ii) the Representative and the Parent shall promptly (but in any event within two (2) Business Days) deliver joint written instructions to the Escrow Agent to pay to the Representative the total amount of funds in the Adjustment Escrow Account by wire transfer of immediately available funds to an account designated in writing by the Representative to the Escrow Agent and (iii) the Representative shall promptly distribute to each Preferred Shareholder its pro rata portion of such amounts described in clauses (i) and (ii) in this Section 1.10(a) based on such Shareholder's Pro Rata Percentage.

(b)           If the Final Cash Consideration is less than the Closing Cash Consideration, the Parent and the Representative (on behalf of the Preferred Shareholders) shall promptly (but in any event within two (2) Business Days) deliver joint written instructions to the Escrow Agent to pay to the Parent from the Adjustment Escrow Account the absolute value of such difference by wire transfer of immediately available funds to one (1) or more accounts designated by the Parent to the Representative. The Preferred Shareholders and the Representative shall not have any liability for any amounts due pursuant to Section 1.09 or this Section 1.10 except to the extent of the funds available in the Adjustment Escrow Account. In the event that the funds available in the Adjustment Escrow Account are in excess of the adjustment payable to Parent pursuant to this Section 1.10(b), if any, the Representative and the Parent shall, in the joint written instructions described in the first sentence of this Section 1.10(b), instruct the Escrow Agent to pay to the Representative such excess amount for the benefit of the Preferred Shareholders and the Representative shall promptly distribute to each Preferred Shareholder its pro rata portion thereof based on its Pro Rata Percentage.

1.11         Escrow Accounts.  Concurrent with the Effective Time, the Parent shall deduct from the Merger Consideration due to the Preferred Shareholders and deposit (i) $500,000 (such amount, the “General Indemnity Escrow Amount”), which amount corresponds to fifty percent (50%) of the amount of the retention under the Special Policy, in immediately available funds into an escrow account (which may be a separate sub-account) (the “General Indemnity Escrow Account”) (ii) the Tax Indemnity Escrow Amount in immediately available funds into an escrow account (which may be a separate sub-account) (the “Tax Indemnity Escrow Account”), (iii) the

Litigation Indemnity Escrow Amount in immediately available funds into an escrow account (which may be a separate sub-account) (the “Litigation Indemnity Escrow Account”), (iv) the Appraisal Indemnity Escrow Amount in immediately available funds into an escrow account (which may be a separate sub-account) (the “Appraisal Indemnity Escrow Account,” and, together with the General Indemnity Escrow Account, the Tax Indemnity Escrow Account and the Litigation Indemnity Escrow Account, the “Indemnity Escrow Accounts”) and (iv) $1,500,000 (such amount, the “Adjustment Escrow Amount”) in immediately available funds into an escrow account (which may be a separate sub-account) (the “Adjustment Escrow Account,” and, together with the Indemnity Escrow Accounts, the “Escrow Accounts”), each such Escrow Account to be established and maintained by the Escrow Agent pursuant to the terms and conditions of an escrow agreement substantially in the form of Exhibit E attached hereto, with such changes as may be required by the Escrow Agent and reasonably acceptable to the Parent and the Representative, to be entered into on the Closing Date by the Parent, the Representative and the Escrow Agent (the “Escrow Agreement”).    The Adjustment Escrow Amount shall serve as the sole security for, and the source of payment of, any amount payable to Parent or any other Parent Indemnified Party pursuant to Section 1.10(b). All fees and expenses of the Escrow Agent shall be paid by the Parent  Notwithstanding anything contained in this Agreement to the contrary, the amount payable to each Preferred Shareholder pursuant to Section 1.02, as applicable, shall be reduced by an amount equal to the Escrow Amounts multiplied by the Pro Rata Percentage of such Preferred Shareholder.

1.12         Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary and to the extent available under Section 262 of the DGCL, any share of Company Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a Common Shareholder or Preferred Shareholder who did not consent to or vote (by a valid and enforceable proxy or otherwise) in favor of the approval of this Agreement, which Common Shareholder or Preferred Shareholder complies with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (such share being a “Dissenting Share,” and such Common Shareholder or Preferred Shareholder being a “Dissenting Stockholder”), shall not be converted into the right to receive the consideration to which the holder of such share would be entitled pursuant to Section 1.02 but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to Section 262 of the DGCL.  If any Dissenting Stockholder fails to perfect such stockholder’s dissenters’ rights under the DGCL or effectively withdraws or otherwise loses such rights with respect to any Dissenting Shares, such Dissenting Shares shall thereupon automatically be converted into the right to receive the consideration referred to in Section 1.02, pursuant to the exchange procedures set forth in Section 1.04. Notwithstanding anything to the contrary contained in this Agreement, if the Merger is rescinded or abandoned, then the right of a stockholder to be paid the fair value of such holder’s Dissenting Shares pursuant to Section 262 of the DGCL shall cease.

1.13         No Withholding.  Provided that the Company delivers the certificate referred to in Section 2.02(f), the Parent shall pay in full all consideration payable pursuant to this Agreement, without any set-off, deductions or withholdings of any nature whatsoever.

1.14         Reference Statement.  Exhibit F sets forth an illustrative statement prepared in good faith by the Company in cooperation with the Parent setting forth the various line items used (or to be used) in, and illustrating as of the date set forth therein and in accordance with the assumptions set forth therein, the calculation of Cash, Indebtedness, Net Working Capital, Transaction Expenses, the Preference Amount, the Closing Cash Consideration and the Closing Payment Amount prepared and calculated in accordance with this Agreement.

ARTICLE II

THE CLOSING

2.01         The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof at the offices of Willkie Farr & Gallagher LLP located at 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m. local time.  The date and time of the Closing are referred to herein as the “Closing Date.”

2.02         The Closing Transactions.  Subject to the terms and conditions set forth in this Agreement, the Parties shall consummate the following transactions (the “Closing Transactions”) at the Closing:

(a)           the Company and the Merger Sub shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware;

(b)           in accordance with Section 1.04, the Parent shall deliver the Closing Payment Amount set forth on the Estimated Closing Statement to the Representative, by wire transfer of immediately available funds to the account(s) designated in writing by the Representative;

(c)           in accordance with Section 1.05, the Parent shall deliver to the Representative the Representative Amount, by wire transfer of immediately available funds to the account(s) designated in writing by the Representative;

(d)           the Parent shall deposit the General Indemnity Escrow Amount into the General Indemnity Escrow Account, the Tax Indemnity Escrow Amount into the Tax Indemnity Escrow Account, the Litigation Indemnity Escrow Amount into the Litigation Indemnity Escrow Account, the Appraisal Indemnity Escrow Amount into the Appraisal Indemnity Escrow Account and the Adjustment Escrow Amount into the Adjustment Escrow Account, each in accordance with the Escrow Agreement;

(e)           the Parent shall repay, or cause to be repaid, on behalf of the Group Companies, all amounts necessary to discharge fully the then outstanding balance of all Indebtedness under the Credit Agreement, by wire transfer of immediately available funds to the account(s) designated by the holders of such Indebtedness;

(f)           The Company shall deliver to the Parent a duly executed certificate, in form and substance as prescribed by Treasury Regulations promulgated under Code Section 1445, stating that the Company is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code;

(g)           The Company shall deliver to the Parent the Escrow Agreement duly executed by the Escrow Agent and the Representative;

(h)           The Parent shall deliver to the Company the Escrow Agreement duly executed by the Parent; and

(i)            the Parent shall pay, or cause to be paid, on behalf of the Company, the Transaction Expenses by wire transfer of immediately available funds as directed by the Representative, other than any amounts pursuant to the Transaction Bonus Plan that do not become payable until after the Closing Date (which amounts shall be paid or cause to be paid by the Parent pursuant to Section 6.06(b)).  In the event that the Preferred Shareholders are entitled to receive  distributions from an Escrow Account or pursuant to Section 1.05, such amounts shall be reduced by the amount of any additional payments due under the Transaction Bonus Plan on account of such distributions and delivered to the Surviving Company for distribution to the participants of the Transaction Bonus Plan and the remainder delivered to the Representative for distribution to the Preferred Shareholders in accordance with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent as follows, except as set forth in the Disclosure Schedules.

3.01         Organization and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted, except where the failure to hold such authorizations, licenses and permits would not have a Material Adverse Effect.  The Company is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect.

3.02         Subsidiaries.  Schedule 3.02 accurately sets forth each Subsidiary of the Company, its name, place of incorporation or formation, and if not wholly owned directly or indirectly by the Company, the record ownership as of the date of this Agreement of all capital stock or other equity interests issued thereby.  Each of the Subsidiaries identified on Schedule 3.02 is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate, or other legal entity, as the case may be, power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify, except in each such case where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other corporation, organization or entity.

3.03         Authorization; Consents; No Breach; Valid and Binding Agreement.

(a)           The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and, subject to obtaining the Shareholder Approval, no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

(b)           Except as set forth on Schedule 3.03(b) and except for any violation, conflict, breach or default resulting solely from the Parent or Merger Sub being party to the transactions contemplated hereby, the execution, delivery, performance and compliance with the terms and conditions of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby by the Company do not and shall not (i) violate, conflict with, result in any breach of, or constitute a default under any of the provisions of the certificates of incorporation or bylaws (or equivalent organizational documents) of any Group Company, (ii) violate or result in a breach of or constitute a violation or default under any Material Contract or (iii) violate any Law to which any of the Group Companies is subject, except where the failure of any of the representations and warranties contained in clauses (ii) or (iii) above to be true would not have a Material Adverse Effect.

(c)           Assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3.04         Capitalization.  The authorized capital stock of the Company consists of 116,500 shares of preferred stock, par value $0.01 per share, 10,913 of which are designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 15,000 of which are designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), 5,887 of which are designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”), 15,535 of which are designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), 9,000 of which are designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”), 33,899 of which are designated Series F Convertible Preferred Stock (the “Series F Preferred Stock”), 1,594 of which are designated Series G Convertible Preferred Stock (the “Series G Preferred Stock”), 5,172 of which are designated Series H Convertible Preferred Stock (the “Series H Preferred Stock”), 8,000 of which are designated Series I Convertible Preferred Stock (the “Series I Preferred Stock”), and 11,500 of which are designated Series J Convertible Preferred Stock (the “Series J Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock and the Series I Preferred Stock, the “Preferred Stock”) and 150,000 shares of common stock, par value $0.01 per share (the “Common Stock”).  On the date hereof, the issued and outstanding shares of capital stock of the Company consist of (A)  6,426 shares of Common Stock (excluding shares of Restricted Stock), (B) 760 shares of Restricted Stock and (C) (i) 10,913 shares of Series A Preferred Stock, (ii) 15,000 shares of Series B Preferred Stock, (iii) 5,887 shares of Series C Preferred Stock, (iv) 15,535 shares of Series D Preferred Stock, (v)

9,000 shares of Series E Preferred Stock, (vi) 33,899 shares of Series F Preferred Stock, (vii) 1,594 shares of Series G Preferred Stock, (viii) 3,792 shares of Series H Preferred Stock, (ix) 6,432 shares of Series I Preferred Stock, and (x) 10,293 shares of Series J Preferred Stock.  All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance in all material respects with the registration or qualification requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant state securities Laws or pursuant to valid exemptions therefrom. Except for the exercise or conversion rights that attach to the Options that are listed on Schedule 3.04 and to the Preferred Stock, there are no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any issued and outstanding security of the Company nor are there any rights, options outstanding or other agreements to acquire shares of Common Stock or any other equity security of the Company nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares that would survive the Closing.  No Securityholder is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company that would survive the Closing.

3.05         Financial Statements.  The Company’s audited consolidated financial statements (including the audited consolidated balance sheets, statements of income, statements of stockholders’ equity and statements of cash flows) as of and for the periods ended December 31, 2012 and December 31, 2011 (collectively, the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 2013 (the “Latest Balance Sheet”) and related unaudited consolidated statements of income, statements of stockholders’ equity and statements of cash flows of the Company for the nine (9) month period ended September 30, 2013 (the statements set forth in the preceding clause (ii), together with the Latest Balance Sheet, the “Interim Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”) have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition and results of operations of the Group Companies (taken as a whole and including RHW) as of the times and for the periods referred to therein, subject in the case of the Interim Financial Statements to (A) the absence of footnote disclosures and other presentation items and (B) changes resulting from year-end adjustments.

3.06         Absence of Certain Developments; Undisclosed Liabilities.

(a)           Other than as contemplated by the RHW Contribution Agreement, during the period from December 31, 2012 to the date of this Agreement, none of the Group Companies has:

(i)           suffered a Material Adverse Effect;

(ii)           effected any recapitalization, reclassification, equity split or like change in its capitalization;

(iii)           subjected any material portion of its properties or assets to any material Lien, except for Permitted Liens;

(iv)           sold, assigned or transferred any material portion of its tangible assets, except in the ordinary course of business and except for sales of obsolete assets or assets with de minimis or no book value;

(v)           sold, assigned or transferred any material patents, trademarks, trade names or copyrights, except in the ordinary course of business;

(vi)           made any material capital investment in, or any material loan to, any other Person, except in the ordinary course of business or pursuant to any existing agreement; or

(vii)           amended or authorized the amendment of its organizational documents.

(b)           No Group Company has any material Liability of a nature that would be required to be disclosed on a balance sheet prepared in accordance with GAAP (as in effect on the date hereof), except for Liabilities (i) accrued or reserved against in the Latest Balance Sheet, (ii) incurred in the ordinary course of business since the date of the Latest Balance Sheet, (iii) incurred in connection with this Agreement or the transactions contemplated hereby, (iv) pursuant to the terms of any Contract to which any Group Company is party entered into in the ordinary course of business of such Group Company, (v) Liabilities for Taxes or (vi) RHW Liabilities.

3.07         Real Property.

(a)           Schedule 3.07(a) contains a true and complete list of all leases, licenses, subleases and occupancy agreements, together with any material amendments thereto (the “Real Property Leases”), with respect to all real property leased, licensed, subleased or otherwise used or occupied by the Group Companies as of the date hereof (the “Leased Real Property”). The Real Property Leases are in full force and effect, and a Group Company holds a valid and existing leasehold interest under each such Real Property Lease, subject to (x) proper authorization and execution of such lease by the other part(ies) and the application of any bankruptcy or creditor’s rights Laws, (y) Permitted Liens and (z) and rights granted by the Company to RHW pursuant to the RHW License.  The Company has delivered or made available to the Parent complete and accurate copies of each of the Real Property Leases, and none of such Real Property Leases have been modified as of the date hereof in any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to the Parent.  No Group Company is in default in any material respect under any of the Real Property Leases.

(b)           No Group Company owns a fee interest in any real property.

3.08         Tax Matters.  Except as set forth on Schedule 3.08:

(a)           As of the date hereof and as of the Closing Date, the Group Companies have duly and timely filed, and will file, all Tax Returns that are required to be filed by them (taking into account any extensions of time to file) with any Taxing Authority.  All such Tax Returns were and will be true, correct and complete in all material aspects.

(b)           All material Taxes due and owing with respect to such Tax Returns (whether or not shown on any such returns) have been fully paid or properly accrued.

(c)           No Group Company is, as of the date hereof, the subject of a Tax audit or examination with respect to any material Taxes of any such Group Company.

(d)           No Group Company has any liability for Taxes of any Person (other than the Group Companies or RHW) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee, successor or by contract.

(e)           No Group Company has been a party to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2).

(f)            No claim has been made by any Tax Authority, in a jurisdiction where any Group Company has not filed a Tax Return, that it is or may be subject to Tax by such jurisdiction.

(g)           No Group Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h)           There are no lien for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Group Companies.

(i)            No election qualifying under Section 338 of the Code has been made, or deemed made, for any Group Company.

(j)            At December 31, 2012, the paid-up capital for Canadian federal and provincial income Tax purposes of the issued and outstanding shares of Ontargetjobs Canada Inc. is approximately CAD 14,800,000.

3.09         Contracts and Commitments.

(a)           Except as set forth on Schedule 3.09 and other than RHW Assigned Contracts, as of the date hereof, no Group Company is party to any:

(i)           material agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a material Lien on any material portion of the assets of the Group Companies;

(ii)          material guaranty of any obligation for borrowed money or other material guaranty of, or indemnity for, the obligations, performance or lack of performance, of another Person;

(iii)         lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $250,000 (excluding the Real Property Leases);

(iv)         material lease or agreement under which it is lessor of or permits any third party to hold or operate any personal property (excluding the Real Property Leases);

(v)          Contract or group of related Contracts with the same party for the purchase of products or services that provide for annual payments by a Group Company in excess of $150,000 during the trailing twelve (12) month period ending on the date of the Latest Balance Sheet;

(vi)         Contract or group of related Contracts involving an estimated total future payment or payments in excess of $100,000 (other than Contracts which by their terms continue in perpetuity unless terminated  upon notice by any party thereto);

(vii)        Contract or group of related Contracts having a duration of five (5) years or longer and not otherwise terminable by the Group Company party thereto upon ninety (90) or few calendar days' notice;

(viii)       Contracts relating to any completed material business acquisition by any Group Company within the last two (2) years;

(ix)          Contract or group of related Contracts with a customer that provides annual net revenues (based on the trailing twelve (12) month period ending on the date of the Latest Balance Sheet) to the Group Companies in excess of $150,000;

(x)           material license relating to the use by any Group Company of any third party intellectual property (other than commercially available software), except in the ordinary course of business;

(xi)          any employment, "change of control," retention, severance, consulting or other Contract with any employee of a Group Company;

(xii)         Contract, including a covenant not to compete, a covenant of exclusivity or a "most favored nations" provision, which restricts the activities of any Group Company; or

(xiii)        Contract relating to a material joint venture or partnership.

(b)           The Parent either has been supplied with, or has been given access to, a true and correct copy of all written Contracts that are referred to on Schedule 3.09 (collectively, the “Material Contracts”).  Except as would not have a Material Adverse Effect, (i) each Material Contract (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is valid and binding on each Group Company that is a party thereto, as applicable, and, to Company's knowledge, on each other party thereto, and is in full force and effect, (ii) no Group Company has violated or breached, or committed any default under, any Material Contract, and (iii) to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract.

3.10         Intellectual Property.

(a)           All patents, registrations and applications pertaining to Intellectual Property owned by any Group Company as of the date hereof are set forth on Schedule 3.10.  Except for any nonconformance with clauses (A), (B), and (C) below that would not have a Material Adverse Effect: (A) the Company and/or its Subsidiaries, as the case may be, own or have the right to use all Intellectual Property for all uses for which such company currently uses such Intellectual Property; (B) neither the Company nor any of its Subsidiaries has received any written notices of infringement or misappropriation from any third party with respect to any third party intellectual property; and (C) to the Company’s knowledge, no Group Company is currently infringing, diluting or misappropriating the intellectual property of any other Person.  The Company takes commercially reasonable steps to maintain the confidentiality of its material trade secrets.

(b)           There are no rights of any Group Company pursuant to any license agreement pertaining to any material Intellectual Property (other than commercially available software) (A) that shall expire within twelve (12) months from the Closing Date or (B) that shall expire, be revoked, be forfeited or be limited in any manner, by the licensor thereof as a result of the transactions contemplated by this Agreement.

(c)           To the Company’s knowledge, all Intellectual Property owned by any Group Company constituting computer programs, including all Website and databases, (A) are free from any material defect, bug, virus, or programming, design or documentation error, and (B) conform in all material respects to the applicable specifications thereof.

(d)           None of the Intellectual Property of any Group Company incorporates or is derivative of or has embedded in it any computer code that requires the public distribution, contribution, licensing or disclosure of proprietary Intellectual Property or imposes limitations on such Group Company's right to require payment of license compensation in connection with any license of such Intellectual Property.

(e)           This Section 3.10 constitutes the sole and exclusive representations and warranties of the Group Companies with respect to any intellectual property matters, including without limitation with respect to patents, registered trademarks, registered service marks, registered copyrights and applications for any of the foregoing, and no other representation or warranty contained in any other section of this Agreement shall apply to any such intellectual property matters and no other representation or warranty, express or implied, is being made with respect thereto.

3.11         Litigation.  Except as set forth on Schedule 3.11, as of the date hereof, there is no litigation, suit, arbitration or proceeding (whether federal, state, local or foreign) (“Action”) pending, at Law or in equity, before or by any Governmental Entity, or threatened in writing against any Group Company or their respective properties, assets or business (excluding the RHW Business, the RHW Assets and the RHW Liabilities), that would have a Material Adverse Effect.  As of the date hereof, no Group Company is subject to any settlement, stipulation, order, writ, judgment, injunction, decree, ruling, determination or award of any court or of any Governmental Entity (“Order”) that would have a Material Adverse Effect.

3.12         Governmental Consents, etc.

(a)           Except for the filing of the Certificate of Merger, the Company is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby, except where the failure of providing any such notice, report or filing would not have a Material Adverse Effect.  No material consent, approval or authorization of any Governmental Entity is required to be obtained by the Company in connection with its execution, delivery or performance of this Agreement or the consummation by the Company of any transaction contemplated hereby.

3.13         Employee Benefit Plans.

(a)          Schedule 3.13(a) sets forth, as of the date hereof, each Company Employee Benefit Plan.  True and complete copies of all Company Employee Benefit Plans including  (1) plan and trust documents and amendments, modifications and supplements thereto, (2) all employee communications, including Summary Plan Descriptions and material modifications thereto (3) the most recent annual and periodic accounting of plan assets (4) the most recent nondiscrimination testing reports and (5) the most recent determination letter received from the IRS have been provided or made available to the Parent or its representatives prior to the date hereof.  The Company Employee Benefit Plans are and have been administered in compliance with their terms and with the requirements of ERISA, the Code and all other applicable Law, except to the extent that noncompliance would not have a Material Adverse Effect.

(b)          No Group Company by reason of its affiliation with any member of such Group Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has incurred or is reasonably expected to incur, any Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Code or other applicable Law except as would not have a Company Material Adverse Effect.  Each Company Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter or can rely on an opinion letter as to its qualification and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. To the knowledge of the Company, no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA) has occurred with respect to any Company Employee Benefit Plan that could reasonably be expected to result in material liability to the Group Companies.  No Company Employee Benefit Plan is (i) subject to Title IV of ERISA or Section 412 of the Code or (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, a multiemployer welfare arrangement or voluntary employee’s beneficiary association (as defined in Section 501(c)(9) of the Code) or a multiple employer plan as described in Section 413(c) of the Code and neither any Group Company nor any member of its Controlled Group has at any time in the past six (6) years sponsored or contributed to, or has or has had any material liability or obligation in respect of, any such arrangement.

(c)          Except for coverage for no more than twelve (12) months following an involuntary termination of employment pursuant to the terms of employment, severance, or similar arrangement, no Company Benefit Plan provides medical or death benefits with respect to current or former employees of the Group Companies beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees).

(d)          Except as set forth on Schedule 3.13(d), the consummation of the transactions contemplated by this Agreement will not: (i) entitle any individual to severance pay, or other similar benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in  the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code.

(e)          The Company does not have any obligation to gross up any employee or other service provider with respect to any penalty taxes that may be imposed pursuant to Section 409A of the Code.

(f)          No arrangement exists pursuant to which a Group Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person pursuant to Section 2806 or Section 4999 of the Code.

(g)          Each Company Employee Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 3.13(g).  Each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder.  The Company does not have any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code.

3.14         Insurance.  Schedule 3.14 lists each material insurance policy maintained by the Group Companies as of the date hereof.  All of the insurance policies of the Group Companies are in full force and effect, all premiums with respect thereto covering all periods up and including the date hereof have been paid and no Group Company is in default with respect to its obligations under any of such insurance policies, except for such failure to be in full force and effect and for such defaults that would not have a Material Adverse Effect.  No written notice of cancellation or termination has been received with respect to any such policy.  Such policies are sufficient for compliance with (i) all requirements of applicable Law; and (ii) all material obligations under all Contracts with respect to Insurance, if any, to which any Group Company is a party.

3.15         Compliance with Laws.  As of the date hereof, each of the Group Companies is in compliance with all applicable Laws of applicable Governmental Entities, and since December 31, 2011, each of the Group Companies have been in compliance with all applicable Laws of applicable Governmental Entities, except, in each case, where the failure to comply would not have a Material Adverse Effect.  Schedule 3.15 contains a complete list of all approvals, filings, permits, registrations and licenses of Governmental Entities required as of the date hereof to conduct the business of the Group Companies (other than the RHW Business) (collectively, the “Permits”).  As of the date hereof, the Permits are in the possession of the Group Companies, are in full force and effect and are being complied with, except for such Permits the failure of which to be in the possession or be in compliance with would not have a Material Adverse Effect.  As of the date hereof, there is no investigation, proceeding or disciplinary action (including fines) currently pending, or to the knowledge of the Company, threatened in writing against any Group Company by a Governmental Entity.

3.16         Environmental Compliance and Conditions.

(a)           To the knowledge of the Company, the Group Companies’ operation of their respective businesses at or from all real estate leased or operated by any of them and their operation comply with all applicable Environmental Laws, except for any such noncompliance that would not have a Material Adverse Effect.

(b)           This Section 3.16 constitutes the sole and exclusive representations and warranties of the Company with respect to any environmental, health or safety matters, including any arising under Environmental Laws, and no other representation or warranty contained in any other section of this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

3.17         Affiliated Transactions.  No officer, member of the board of directors or Affiliate of any Group Company or any individual in such officer’s or director’s immediate family is a party to any Contract or transaction with any Group Company with payments per annum in excess of $50,000, other than payments with respect to service on the board of directors of any Group Company, or has any interest in any property used by any Group Company with a value in excess of $100,000.

3.18         Employees.

(a)           Each Group Company is in compliance with all applicable Laws, Contracts, policies, plans and programs relating to employment, employment practices, wages, hours, collective bargaining, unemployment insurance, worker’s compensation, equal employment opportunity, age and disability discrimination, the payment and withholding of Taxes, and the termination of employment, including, but not limited to, any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state or local Law, except to the extent that noncompliance would not have a Material Adverse Effect.  There are no material complaints, charges or claims against any Group Company pending or, to the knowledge of the Company, threatened to be brought or filed with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment of, or termination of employment by, any Group Company of any individual.  Each Group Company, as applicable, has complied with all applicable foreign, federal, state and local Laws and regulations regarding occupational safety and health standards except to the extent that noncompliance would not have a Material Adverse Effect.

(b)           No Group Company is a party to any collective bargaining agreement or other Contract with any labor organization or other representative of any Group Company’s employees, nor is any such Contract presently being negotiated, nor, to the knowledge of the Company, are there any campaigns being conducted to solicit cards from employees of any Group Company to authorize representation by any labor organization.

(c)           This Section 3.18 constitutes the sole and exclusive representations and warranties of the Group Companies with respect to any employment practice and labor matters, and no other representation or warranty contained in any other section of this Agreement shall apply to any such labor matters and no other representation or warranty, express or implied, is being made with respect thereto.

3.19         Brokerage.  Except for fees and expenses of Persons listed on Schedule 3.19, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any agreement made by or on behalf of the Company for which the Parent or the Surviving Company would be liable following the Closing.

3.20         Vote Required.  The Shareholder Approval is the only vote of any class or series of the Company Stock required to approve this Agreement and the transactions contemplated by this Agreement, including the Merger.

3.21         Privacy and Data Security Laws.  Since the date two (2) years prior to the Closing Date: (A) each Group Company has complied with and is in compliance with all Laws applicable to its business relating to the collection, sharing, tracking, use or security from unauthorized disclosure of personally identifiable information or computer uses information with respect to natural persons), except where the failure to comply would not have a Material Adverse Effect; and (B) no Group Company has been served with or otherwise received notice that any claim has been filed alleging a material violation of any such Laws.  Except as set forth in Schedule 3.21, no Group Company has received any written complaint or written notice of complaint from any user of its Websites.

3.22         Accounts Receivable.  The accounts receivable of the Company set forth in the Financial Statements are recorded in accordance with GAAP, subject in the case of the Interim Financial Statements, to  the absence of footnote disclosures and other presentation items and (B) changes resulting from year-end adjustments.  Such accounts receivable are not subject to discount except for trade discounts in the ordinary course of business.

3.23         Customers and Suppliers; Users.

(a)           Schedule 3.23(a) sets forth a true, accurate and complete list: (i) of the Company's ten (10) largest customers in terms of revenue earned during each of the two most recently completed fiscal years and the portion of the current fiscal year, showing the total revenue earned in each such period from each such customer; and (ii) of the ten (10) largest suppliers of the Company in terms of expenditures during the combined two most recently completed fiscal years and the portion of the current fiscal year, and showing the total expenditures in each such period from each such supplier.  Since the date of the Latest Balance Sheet, to the Knowledge of the Company there has not been any material adverse change in the business relationship, and there has been no material dispute, between any Group Company and any Person identified on Schedule 3.23(a).

(b)           The assets of the Group Companies, as of the date hereof, include identifying and contact information for at least 1,500,000 unique HEALTHeCAREERS registered users; at least 700,000 unique BioSpace registered users; and at least 590,000 unique HCareers registered users. The user data as delivered to the Parent in connection with this Agreement includes all of the most recent records that Company has in its user database.

3.24         Privacy and Security.

(a)           Each Group Company complies in all material respects with the terms of its own published, posted and internal agreements and policies (“Privacy Policies”) with respect to: (i) the collection, use, disclosure and protection of personal information (including but not limited to name, address, telephone number, electronic mail address, social security number, bank account number or credit card number, and other sensitive personal information or special categories of personal information regulated thereunder or covered thereby) (“Personal Information”), whether any of same is accessed or used by the Group Company or any of its business partners; (ii) spyware and adware; (iii) the sending of solicited or unsolicited electronic mail messages; and (iv) confidential or classified information or information whose use, possession or disclosure is regulated or restricted by any Government Entity.  Each Group Company posts all policies with respect to Personal Information on its Websites in material conformance with applicable Laws.  Except as disclosed in such Group Company’s posted Privacy Policy, no Group Company uses, collects, or receives any Personal Information or becomes aware of the identity of, or can identify, any particular Person as a result of any receipt of such Personal Information.

(b)           No Group Company has Knowledge of any consumer complaints relative to software downloads that resulted in the installation of any tracking technologies.

(c)           Each Group Company takes commercially reasonable steps consistent with generally accepted industry standards to protect the operation, confidentiality, integrity and security of its software, systems and Websites.  Within the two (2)-year  period ending on the Cllosing Date, there have been no security breaches of Personal Information that would require by Law notification or remedial action. Without limiting the generality of the foregoing, each Group Company consistently implements commercially reasonable security upgrades, infrastructure and processes to (A) identify internal and external risks to the security of Personal Information and (B) implement, monitor and improve adequate and effective safeguards to control those risks.

(d)           The Company has the right to transfer to RHW all Personal Information owned or held by it, included in the RHW Assets and such transfer shall not violate any applicable Laws and such transfer shall not violate any applicable Law.

3.25         Liquidation Value.  Immediately prior to the Effective Time, without giving effect to the Merger, the aggregate Liquidation Value is not less than $276,000,000.

3.26         Exercise of Dissenters' Rights.  To the Company's knowledge, no Common Shareholder or Preferred Shareholder has indicated that such Person intends to exercise dissenters’ rights under Section 262 of the DGCL.

3.27         No Other Representations or Warranties.  NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE

REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III, NO GROUP COMPANY OR AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE GROUP COMPANIES OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PARENT, THE MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
THE PARENT AND THE MERGER SUB

The Parent and the Merger Sub, jointly and severally, represent and warrant to the Company that:

4.01         Organization and Power.  The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.  The Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.  There are no pending, or to the knowledge of the Parent, threatened, action for the dissolution, liquidation or insolvency of either the Parent or the Merger Sub.

4.02         Authorization.  The execution, delivery and performance of this Agreement by the Parent and the Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement.  This Agreement has been duly executed and delivered by the Parent and the Merger Sub and, assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of the Parent and the Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

4.03         No Violation.  Neither the Parent nor the Merger Sub is subject to or obligated under its certificate or articles of incorporation, its bylaws (or similar organizational documents), any applicable Law, or any material Contract, or any Permit, or subject to any Order, which would be breached or violated in any material respect by the Parent’s or the Merger Sub’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

4.04         Governmental Consents, etc.  Except for the filing of the Certificate of Merger, neither the Parent nor the Merger Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby.  No consent, approval or authorization of any Governmental Entity or any other party or Person is required to be obtained by the Parent or the Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.05         Litigation.  As of the date hereof, there is no Action pending or, to the Parent’s knowledge, threatened against the Parent or the Merger Sub at Law or in equity, or before or by any Governmental Entity, which would have a Parent Material Adverse Effect.  The Parent and/or the Merger Sub are not subject to any outstanding Order.

4.06         Brokerage.  Except for payments to Stiefel Nicolaus, which shall be paid by the Parent, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any agreement made by or on behalf of the Parent or the Merger Sub.

4.07         Financing.  The Parent has and shall have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by it hereunder on and after the Closing Date.  The obligations of the Parent and the Merger Sub under this Agreement are not subject to any conditions regarding the Parent’s, the Merger Sub’s, their respective Affiliates’ or any other Person’s ability to obtain any financing in connection with the consummation of the transactions contemplated hereby.

4.08         Purpose.  The Merger Sub is a newly organized corporation, formed solely for the purpose of engaging in the transactions contemplated by this Agreement.  The Merger Sub has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.  The Merger Sub is a wholly owned Subsidiary of the Parent.

4.09         Solvency.  Immediately after giving effect to the transactions contemplated by this Agreement, the Surviving Company and each of its Subsidiaries shall be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent Liabilities).  Immediately after giving effect to the transactions contemplated by this Agreement, the Surviving Company and each of its Subsidiaries shall have adequate capital to carry on their respective businesses.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Group Company.

4.10         No Other Representations.  In entering into this Agreement, each of the Parent and the Merger Sub has relied solely upon its own investigation and analysis and the representations and warranties of the Company expressly contained in Article III, and each of the Parent and the Merger Sub acknowledges that, other than as set forth in this Agreement and in the certificates or other instruments delivered pursuant hereto, none of the Company, its Subsidiaries or any of their respective Affiliates or representatives makes or has made any representation or warranty, either express or implied, (a) as to the accuracy or completeness of any of the information provided or made available to the Parent, the Merger Sub or any of their respective Affiliates or representatives prior to the execution of this Agreement or (b) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), prospects, future cash flows (or any component thereof) or future financial condition (or any component thereof) of any of the Company or its Subsidiaries, in each case heretofore or hereafter delivered to or made available to the Parent, the Merger Sub or any of their respective Affiliates or representatives.  Without limiting the generality of the foregoing, none of the Company, its Subsidiaries or any of their respective Affiliates or representatives has made, and shall not be deemed to have made, any representations or warranties in the materials (other than as set forth in this Agreement) relating to the business, assets or Liabilities of the Company and its Subsidiaries made available to the Parent, the Merger Sub or any of their respective Affiliates or representatives, including due diligence materials, memoranda or similar materials, or in any presentation of the business of the Company and its Subsidiaries by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise be deemed to have been relied upon by the Parent or the Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby.  It is understood that any cost estimates, projections or other predictions, any data, any financial information or any offering or other memoranda, offering materials, presentations or similar materials made available to the Parent, the Merger Sub or any of their respective Affiliates or representatives, are not, and shall not be deemed to be or to include, representations or warranties of the Company or any of its Subsidiaries, and were not, and shall not be deemed to have been, relied upon by the Parent or the Merger Sub in executing, delivering or performing this Agreement or the transactions contemplated hereby.

ARTICLE V

COVENANTS OF THE COMPANY

5.01         Intentionally Omitted

5.02         Intentionally Omitted

5.03         Intentionally Omitted

5.04         Intentionally Omitted

5.05         Intentionally Omitted

5.06         Written Consent.  Promptly following the execution and delivery of this Agreement, the Company shall deliver to the Parent the Written Consent.

5.07         Intentionally Omitted

ARTICLE VI

COVENANTS OF THE PARENT

6.01         Access to Books and Records.  From and after the Closing until the ten (10) year anniversary of the Closing Date, the Parent shall, and shall cause the Surviving Company to, provide the Representative and its authorized representatives with access (for the purpose of examining and copying), during normal business hours, upon reasonable notice, to the books and records of the Group Companies with respect to periods or occurrences prior to or on the Closing Date, including with respect to any Tax audits, Tax Returns, insurance claims, governmental investigations, legal compliance, financial statement preparation or any other matter.  Unless otherwise consented to in writing by the Representative, the Parent shall not, and shall not permit the Surviving Company or its Subsidiaries to, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of any Group Company for any period prior to the Closing Date without first giving reasonable prior notice to the Representative and offering to surrender to the Representative such books and records or any portion thereof which the Parent or the Company may intend to destroy, alter or dispose of.

6.02         Intentionally Omitted

6.03         Indemnification of Officers and Directors of the Company.

(a)           Prior to the Closing, the Company may purchase, at its expense, an extended reporting period endorsement that is acceptable to the Representative (the “Tail Insurance Policy”) under the Company’s existing directors’ and officers’ liability insurance coverage (including employment practices and fiduciary liability insurance) for the benefit of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or employee of the Company or any of its Subsidiaries or is acting in any similar capacity for another Person at the request of or for the benefit of any Group Company, or to the beneficiaries thereof that shall provide such Persons with coverage for six (6) years following the Closing of not less than the existing coverage and having other terms no less favorable to the insured Persons thereunder than the directors’ and officers’ liability insurance coverage presently maintained by the Company for acts or omissions occurring at or prior to the Closing Date. Provided that all fees and costs related thereto are paid by the Representative,  following the Closing, the Parent shall cause the Tail Insurance Policy to remain in full force and effect and shall not cause or permit any Affiliate thereof to, amend, waive, modify or otherwise alter the terms thereof, except as may be required by applicable Law.  Nothing in this Section 6.03(a) shall obligate the Parent to incur any cost or expense in connection with maintaining the Tail Insurance Policy as provided herein.

(b)           If the Parent, the Surviving Company or any of their respective successors or assigns proposes to (i) consolidate with or merge into any other Person and the Parent or the Surviving Company shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made prior to or concurrently with the consummation of such transaction so that the successors and assigns of the Parent or the Surviving Company, as the case may be, shall, from and after the consummation of such transaction, honor the indemnification and other obligations set forth in this Section 6.03.

(c)           The provisions of this Section 6.03 shall survive the consummation of the Merger and the Effective Time and (i) are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party, and his or her successors, heirs and representatives and shall be binding on all successors and assigns of the Parent and the Surviving Company and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

6.04         Intentionally Omitted

6.05         Intentionally Omitted

6.06         Employee Matters.

(a)           [Intentionally Omitted]

(b)           Following the Effective Time, the Parent shall, or shall cause the Surviving Company to, make all payments required to any Person entitled to receive a payment pursuant to the Transaction Bonus Plan as and when such payment becomes due pursuant to the terms thereof.  The Transaction Bonus Plan shall not be amended or modified without the prior written consent of the Representative.

(c)           [Intentionally Omitted]

(d)           [Intentionally Omitted]

(e)           This Section 6.06 shall be binding upon and inure solely to the benefit of each of the Parties, and nothing in this Section 6.06, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.06.  Nothing contained herein, express or implied shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement (including any Company Employee Benefit Plan).  The Parties acknowledge and agree that the terms set forth in this Section 6.06 shall not create any right in any Person to any continued employment with the Surviving Company, Parent or any of their respective Subsidiaries, subject to the terms set forth herein.

ARTICLE VII

INTENTIONALLY OMITTED

ARTICLE VIII

INDEMNIFICATION

8.01         Survival of Representations, Warranties, Covenants, Agreements and Other Provisions. Except as set forth below, the representations and warranties of the Company contained in Article III shall survive the Closing and shall terminate on the date which is eighteen (18) months after the Closing Date.  The representations and warranties of the Parent and the Merger Sub contained in Article IV shall survive the Closing and shall terminate on the date which is eighteen (18) months after the Closing Date.  No covenant or agreement made by any Party that is contained herein that is to be performed on or prior to the Closing shall survive the Closing.  The indemnification obligations with respect to breaches of the representations and warranties set forth in Sections 3.01 and 3.03(a), the first and fourth sentences of Section 3.04, Section 3.08 shall survive the Closing and shall terminate on the date which is thirty (30) days after the expiration of the applicable statute of limitations with respect thereto.  The indemnification obligations set forth in Section 8.02(b) shall survive the Closing and shall terminate on September 15, 2014.  The indemnification obligations set forth in Section 8.02(c) shall survive the Closing and shall terminate on the earlier of the date of a settlement in full of the Specified Litigation or the date the Specified Litigation is otherwise fully discharged with respect to the Company.  The indemnification obligations set forth in Section 8.02(d) shall survive the Closing and shall terminate on the date which is thirty-one (31) days after the Closing Date.  No claim for indemnification hereunder for breach of any such representations, warranties, covenants or agreements may be made after the expiration of the survival period therefor, provided that the Parties acknowledge and agree that any claim (and only such claim, but not the related representations, warranties, covenants or agreements) for indemnification in respect of any breach of any representation, warranty, covenant or agreement contained herein that is made in writing in accordance with the terms of this Article VIII on or prior to the applicable survival date (if any) as specified herein shall survive such survival date until the final resolution thereof.

8.02         Indemnification for the Benefit of the Parent Indemnified Parties.  From and after the Closing (but subject to the provisions of this Article VIII and the Escrow Agreement), the Parent and its Affiliates (the “Parent Indemnified Parties”) shall be indemnified and held harmless from any Losses suffered or paid by any Parent Indemnified Party as a result or arising out of (a) any breach of any representation or warranty of the Company contained in Article III, solely out of the General Indemnity Escrow Amount and by recourse, to the extent available, to the Special Policy, (b) unpaid Taxes of the Group Companies (including, for the avoidance of doubt, any and all unpaid Taxes of any Person imposed on any Group Company as a successor or a member of an Affiliated Group) due and owing for any taxable period or portion thereof ending on or prior to the Closing Date (including Taxes resulting from the RHW Spinout and the Section 336(e) Election made in respect thereof), solely out of the Tax Indemnity Escrow Amount, (c) the Specified Litigation, solely out of the Litigation Indemnity Escrow Amount and (d) any demand for appraisal with respect to any Dissenting Shares, solely out of the Appraisal Indemnity Escrow Amount.  Unless otherwise required by Law, all payments made from an

Indemnity Escrow Account shall be treated by the Parties as an adjustment to the proceeds received by the Preferred Shareholders pursuant to Article II hereof.

8.03         Indemnification by the Parent for the Benefit of the Securityholders.  From and after the Closing (but subject to the provisions of this Article VIII) the Securityholders, the Representative and their respective Affiliates (the “Securityholder Indemnified Parties”) shall be indemnified and held harmless by the Parent from any Losses suffered or paid by any Securityholder Indemnified Party as a result or arising out of (a) any breach of any representation or warranty of the Parent or the Merger Sub contained in Article IV or (b) any non-fulfillment or breach of any covenant or agreement of this Agreement by the Parent or the Merger Sub that survives the Closing.  Unless otherwise directed by the Representative, any indemnification payment to which any Securityholder Indemnified Party shall become entitled pursuant to this Section 8.03 shall be delivered by the Parent to the Representative (on behalf of the Preferred Shareholders, in accordance with their respective Pro Rata Percentages) by wire transfer of immediately available funds to the Representative’s Account within fifteen (15) days after the date upon which any underlying claims are finally resolved.

8.04         Limitations on Indemnification.  The rights of the Parent Indemnified Parties and the Securityholder Indemnified Parties to indemnification pursuant to the provisions of this Article VIII are subject to the following limitations, notwithstanding anything in this Agreement to the contrary:

(a)           No individual claim for indemnification by any Parent Indemnified Party pursuant to Section 8.02(a) or by any Securityholder Indemnified Party pursuant to Section 8.03 shall be asserted unless and until the aggregate amount of Losses that would be payable pursuant to such claim exceeds an amount equal to $20,000 (the “Mini-Basket”) (it being understood that any such individual claims for amounts less than the Mini-Basket shall be ignored in determining whether the Deductible (as defined below) has been exceeded and thereafter;

(b)           No claims for indemnification by any Parent Indemnified Party pursuant to Section 8.02(a) shall be asserted, and no Parent Indemnified Party shall be entitled to recover any Losses in respect of any indemnification claim made pursuant to Section 8.02(a), unless and until the aggregate amount of Losses that would otherwise be payable pursuant to Section 8.02(a) exceeds on a cumulative basis an amount equal to $250,000 (the “Deductible”), and if the amount of Losses suffered or paid by the Parent Indemnified Parties shall exceed the amount of the Deductible, the Parent Indemnified Parties shall only be permitted to recover from the General Indemnity Escrow Amount the amount of Losses that exceed the Deductible until such excess amount equals $250,000, following which the Parent Indemnified Parties shall only be permitted to recover from the General Indemnity Escrow Amount fifty percent (50%) of the amount of all such Losses that exceed $500,000 on a cumulative basis, but subject in all cases to the other terms set forth in this Article VIII; provided, however, that this Section 8.04(b) shall not apply to Losses suffered or paid by any Parent Indemnified Party as a result of the breach of any of the Company Fundamental Representations or Section 3.08, it being agreed that, in such circumstances, the applicable Parent Indemnified Party shall, subject to the other limitations set forth in this Article VIII, be entitled to be indemnified and held harmless from the General Indemnity Escrow Amount from the first dollar of such Losses;

(c)           No claims for indemnification by any Securityholder Indemnified Party pursuant to Section 8.03(a) shall be asserted, and no Securityholder Indemnified Party shall be entitled to recover any Losses in respect of any indemnification claim made pursuant to Section 8.03(a), unless and until the aggregate amount of Losses that would otherwise be payable pursuant to Section 8.03(a) exceeds on a cumulative basis an amount equal to the Deductible, and if the amount of Losses suffered or paid by the Securityholder Indemnified Parties shall exceed the amount of the Deductible, the Securityholder Indemnified Parties shall only be permitted to recover the amount of Losses that exceed the Deductible until such excess amount equals $250,000, following which the Securityholder Indemnified Parties shall only be permitted to recover fifty percent (50%) of the amount of all such Losses that exceed $500,000 on a cumulative basis, but subject in all cases to the other terms set forth in this Article VIII; provided, however, that this Section 8.04(c) shall not apply to Losses suffered or paid by any Securityholder Indemnified Party as a result of the breach of any of the Parent Fundamental Representations, it being agreed that, in such circumstances, the applicable Securityholder Indemnified Party shall, subject to the other limitations set forth in this Article VIII, be entitled to be indemnified and held harmless from the first dollar of such Losses;

(d)           The sole and exclusive source of recovery in respect of any indemnification claim made by any Parent Indemnified Party pursuant to (i) Section 8.02(a) shall be the General Indemnity Escrow Amount (it being agreed that the Parent Indemnified Parties shall also have recourse to the Special Policy in respect of any such indemnification claim), (ii) Section 8.02(b) shall be the Tax Indemnity Escrow Amount, (iii) Section 8.02(c) shall be the Litigation Indemnity Escrow Amount, and (iv) Section 8.02(d)) shall be the Appraisal Indemnity Escrow Amount.  In no event shall (i) any Securityholder or any Affiliate thereof or any other Person have any direct liability or obligation in respect of any such indemnification claim, or (ii) the Parent Indemnified Parties be entitled to recover any Losses in respect of any indemnification claim made pursuant to this Article VIII from any source other than the applicable Indemnity Escrow Account (and the Special Policy with respect to claims made pursuant to Section 8.02(a)), subject to Section 8.08, it being agreed that on the date (if any) an Indemnity Escrow Amount is reduced to zero (0) for any reason (including due to the release of the applicable Indemnity Escrow Amount from the applicable Indemnity Escrow Account on the applicable Escrow Release Date in accordance with the terms of the Escrow Agreement), the Parent Indemnified Parties shall have no further rights to indemnification from the Securityholders pursuant to this Article VIII (except to the Special Policy solely with respect to claims made pursuant Section 8.02(a)).

(e)           The maximum aggregate Losses indemnifiable pursuant to Section 8.03(a) shall be an amount equal to $500,000;

(f)           The amount of any Loss subject to indemnification under Sections 8.02 or 8.03 shall be calculated net of any insurance proceeds or any indemnity, contribution or other similar payment recoverable by the Indemnitee from any third party with respect thereto, other than the Special Policy. If the Indemnitee receives a Tax Benefit  due to the indemnity payment, the Indemnitee shall promptly pay to the Indemnitor, the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee, for the taxable year of such indemnity payment and, if any, for two taxable years thereafter, but in no event shall the amount of such payment to the Indemnitor exceed the amount of the indemnification payment made to the Indemnitee. For purposes hereof, “Tax Benefit” shall mean, with respect to any Loss subject to indemnity under Sections 8.02 or 8.03, an amount by which the Tax liability of a party (or a group of Persons filing a Tax Return that includes such party), with respect to a taxable period, is reduced solely as a result of such Loss or the amount of Tax refund that is generated solely as a result of such Loss, and any related interest received from any relevant taxing authority. The Indemnitee shall seek full recovery or realization of such Tax Benefit or under all insurance policies or any indemnity, contribution or other similar payment recoverable by the Indemnitee from any third party with respect thereto, in each case to the same extent as such Indemnitee would pursue such recovery or realization if the related Losses were not subject to indemnification hereunder. In the event that an insurance or other recovery is made by any Indemnitee with respect to any Loss for which any such Indemnitee has been indemnified hereunder, then the Indemnitee shall promptly pay to the Indemnitor (or, if the indemnification payment was made out of an Indemnity Escrow Account, to the Representative, on behalf of the Preferred Shareholders), the amount of such recovery, but in no event shall the amount of such payment to the Indemnitor exceed the amount of the indemnification payment made to the Indemnitee; and

(g)           No Indemnitee shall be entitled to indemnification pursuant to this Article VIII (i) with respect to the Parent Indemnified Parties, with respect to any Loss or alleged Loss to the extent such Loss or alleged Loss is included in the calculation of the Indebtedness, Net Working Capital or Transaction Expenses or if the Parent shall have requested a reduction of the Net Working Capital or requested an increase of the Indebtedness or Transaction Expenses in the Closing Statement on account of any matter forming the basis for such Loss or alleged Loss, (ii) to the extent that such Loss (or any part thereof) results from or is magnified by the action or inaction of the Indemnitee or any Affiliate thereof, or (iii) the Indemnitee or any Affiliate thereof could have, with commercially reasonable efforts, mitigated or prevented such Loss (or any part thereof).

8.05         Mitigation.  Each Person entitled to indemnification hereunder shall take, or cause to be taken, all reasonable steps to mitigate all Losses after becoming aware of any event that could reasonably be expected to give rise to any Losses which are indemnifiable or recoverable hereunder or in connection herewith.

8.06         Indemnification Procedures; Defense of Third Party Claims.

(a)           Any Parent Indemnified Party or Securityholder Indemnified Party making a claim for indemnification under Sections 8.02 or 8.03 (an “Indemnitee”) shall promptly notify the indemnifying party (the “Indemnitor”) in writing of any pending or threatened claim or demand that the Indemnitee has determined would reasonably be expected to give rise to such right of indemnification (including a pending or threatened claim or demand asserted by a third party against the Indemnitee, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, that (i) if the Indemnitee is a Parent Indemnified Party, such notice shall be delivered to the Representative and, as the context may require, references herein to the Indemnitor shall be construed accordingly, but without limitation of the terms set forth in this Agreement, including Sections 8.02, 8.04(c) and 10.01, (ii) the Representative shall have the sole and exclusive right and authority to make indemnification claims on behalf of the Preferred

Shareholders pursuant to the terms hereof and, as the context may require, references herein to the Indemnitee shall be construed accordingly, and (iii) the failure to provide such notice shall not release the Indemnitor from any of its obligations under this Article VIII except to the extent the Indemnitor is prejudiced by such failure, it being agreed that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 8.01 for such representation, warranty, covenant or agreement.

(b)           Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnitee pursuant to Section 8.02 or Section 8.03, the Indemnitor shall be entitled, by notice to the Indemnitee delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, to assume the defense and control of such Third Party Claim; provided, that (x) the Indemnitor shall allow the Indemnitee a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense and (y) subject to the terms of this Article VIII, the Indemnitor shall pay the reasonable fees and expenses of one (1) counsel (plus one (1) local counsel, if required) of the Indemnitee in the event that the Third Party Claim of which the Indemnitor seeks to assume control (1) involves criminal allegations against the Indemnitee, or (2) involves a claim that outside legal counsel to the Indemnitee has advised the Indemnitee is inappropriate for joint representation because of an actual conflict of interest between the Indemnitee and the Indemnitor with respect to such Third Party Claim.  Such assumption of the conduct and control of the settlement or defense shall not be deemed to be an admission or assumption of liability by the Indemnitor.  If the Indemnitor does not assume the defense and control of any Third Party Claim pursuant to this Section 8.06(b), the Indemnitee shall be entitled to assume and control such defense, but the Indemnitor may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense.  The Parent or the Representative, as the case may be, shall, and shall cause each of its Affiliates and representatives to, reasonably cooperate with the Indemnitor in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third Party Claim.  If the Indemnitor has assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of any Indemnitee; provided, that such compromise, settlement or judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by any Indemnitee or impose any equitable remedy upon any Indemnitee.  No Indemnitee shall consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned, or delayed).

(c)           Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnitee pursuant to Section 8.02(b), Section 8.02(c) or Section 8.02(d), the Representative shall defend and control the defense of such Third Party Claim.  Such assumption of the conduct and control of the settlement or defense shall not be deemed to be an admission or assumption of liability by the Indemnitor.  The Parent shall, and shall cause each of its Affiliates and representatives to, reasonably cooperate with the Representative in the defense of any such Third Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third Party Claim.  For the avoidance of the doubt, the Representative is authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any such Third Party Claim, in its sole discretion and without the consent of any Indemnitee; provided, that such compromise, settlement or judgment does not exceed the amount remaining in the applicable Indemnity Escrow Account (taken together with the amount of Outstanding Claims with respect to such Indemnity Escrow Account that are still unresolved at such time) and does not involve any finding or admission of any violation of Law or admission of any wrongdoing by any Parent Indemnitee or impose any equitable remedy upon any Parent Indemnitee.  No Parent Indemnified Party shall consent to the entry of any judgment or enter into any settlement or compromise with respect to such a Third Party Claim without the prior written consent of the Representative.  The Representative shall bear the legal costs and expenses incurred in connection with the defense and control of the Specified Litigation in excess of any retainer previously paid by the Company with respect thereto.

8.07         Sole and Exclusive Remedy.

(a)           From and after the Closing, except for the right of a Party to pursue specific performance pursuant to Section 12.19 (and without limitation of any such right) and subject to and without limitation of the rights of the Parties pursuant to Article II and Section 10.03, the indemnification terms set forth in this Article VIII shall constitute the sole and exclusive remedy of the Parties (and the Parent Indemnified Parties and Securityholder Indemnified Parties) for (1) any and all Losses or other claims relating to or arising from this Agreement or in connection with the transactions contemplated hereby, including in any exhibit, Schedule or certificate delivered hereunder, and (2) any other matter relating to any of the Company, its Subsidiaries, the operation of their respective businesses, or any other transaction or state of facts relating to the Company or any of its Subsidiaries (including any common law or statutory rights or remedies for environmental, health or safety matters), in each case regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, and the Parties hereby agree that no Party (and no Parent Indemnified Party or Securityholder Indemnified Party) shall have any remedy or recourse with respect to any of the foregoing other than as expressly set forth in this Article VIII (and subject to the limitations and terms set forth in this Article VIII).

(b)           The Parties acknowledge and agree, on their behalf and on behalf of the Parent Indemnified Parties and Securityholder Indemnified Parties, that from and after the Closing no Indemnitee may avoid the limitation on liability set forth in this Article VIII by (x) seeking damages for breach of contract, tort or pursuant to any other theory of liability, all of which are hereby waived, or (y) asserting or threatening any claim against any Person that is not a Party for breaches of the representations, warranties, covenants and agreements contained in this Agreement. The Parties hereto agree that the provisions in this Agreement relating to indemnification, and the limits imposed on the remedies of the Parties with respect to this Agreement and the transactions contemplated hereby, were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to the Preferred Shareholders hereunder.

(c)           Notwithstanding anything in this Article VIII to the contrary, in the event any Party to this Agreement perpetrates a fraud on another Party, any Party that suffers any Loss by reason thereof shall be entitled to seek recovery therefor against the Person or Persons who perpetrated such fraud without regard to any limitation set forth in this Agreement (whether a temporal limitation, a dollar limitation or otherwise).

8.08         Escrow Release.  Any portion of any Indemnity Escrow Amount not previously released from escrow in accordance with the Escrow Agreement on or prior to the applicable Escrow Release Date remaining in escrow following such Escrow Release Date, less the aggregate amount, if any, claimed by the Parent Indemnified Parties pursuant to claims (such claims, the “Outstanding Claims”) properly made against such Indemnity Escrow Amount in accordance therewith and not fully resolved prior to the Escrow Release Date (such amount of such retained Indemnity Escrow Amount, as it may be further reduced after the applicable Escrow Release Date by distributions to the Preferred Shareholders as set forth below and by recoveries by the Parent Indemnified Parties pursuant to the Escrow Agreement, the “Retained Escrow Amount”), shall promptly be released from the applicable Indemnity Escrow Account and deposited by the Escrow Agent with the Representative for the benefit of the Preferred Shareholders for distribution to them in accordance with their respective Pro Rata Percentage.  In the event and to the extent that, after the applicable Escrow Release Date, any applicable Outstanding Claim made by any Parent Indemnified Party pursuant to this Article VIII is resolved against such Parent Indemnified Party, the Escrow Agent shall promptly release from the applicable Indemnity Escrow Account and deposit with the Representative for the benefit of the Preferred Shareholders an aggregate amount of the applicable Retained Escrow Amount equal to the amount of the applicable Outstanding Claim resolved against such Parent Indemnified Party, for distribution to them in accordance with their respective Pro Rata Percentages; provided, however, that any such distribution shall only be made to the extent that the applicable Retained Escrow Amount remaining after such distribution would be sufficient to cover the amount of applicable Outstanding Claims that are still unresolved at such time.

8.09         Representations and Warranties Insurance.  With respect to the indemnification under Section 8.02, prior to the Closing, the Parent shall obtain a six (6) year (“Special Policy Duration”) insurance policy (“Special Policy”) in form and substance reasonably acceptable to  Representative: (A) in an amount not less than $10,000,000.00, (B) with all premiums and fees due over the Special Policy Duration fully paid at Closing by the Company (the “Premium”), (C) with an aggregate retention over the Special Policy Duration equal to $1,000,000.00 and (D) where Parent is the named insured under such policy, the proceeds of which shall, together with the Indemnity Escrow Amounts, provide the funding for indemnification under Section 8.02 in accordance with such policy.

8.10         Materiality Qualifiers.  For purposes of determining both the amount of any Loss and whether or not there has occurred any inaccuracy in or breach of any representation or warranty set forth herein (for purposes of indemnification under this Article), any qualification or limitation of a representation, warranty or covenant by reference to materiality of matters stated therein or as to matters having or not having "materiality" or words of similar effect, shall be disregarded.

ARTICLE IX

[INTENTIONALLY OMITTED]

ARTICLE X

ADDITIONAL COVENANTS

10.01       Representative.

(a)           Appointment.  In addition to the other rights and authority granted to the Representative elsewhere in this Agreement, upon and by virtue of the approval of the requisite holders of Company Stock of this Agreement, all of the Securityholders collectively and irrevocably constitute and appoint the Representative, as their agent and representative to act from and after the date hereof and to do any and all things and execute any and all documents which the Representative determines may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement or otherwise to perform the duties or exercise the rights granted to the Representative hereunder, including: (i) execution of documents and certificates pursuant to this Agreement; (ii) receipt of payments and distributions under or pursuant to this Agreement and disbursement thereof to the Securityholders and others, as contemplated by this Agreement, including receipt of payments made to the Representative under Sections 1.04, 1.09, 1.10 or 8.03; (iii) receipt and, if applicable, forwarding of notices and communications pursuant to this Agreement; (iv) administration of the provisions of this Agreement; (v) giving or agreeing to, on behalf of all or any of the Securityholders, any and all consents, waivers, amendments or modifications deemed by the Representative to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith as determined by the Representative; (vi) amending this Agreement or any of the instruments to be delivered to the Parent pursuant to this Agreement; (vii) (A) disputing or refraining from disputing, on behalf of each Securityholder, any amounts to be received by such Securityholder under this Agreement or any agreements contemplated hereby, any claim made by the Parent or the Merger Sub under this Agreement or other agreements contemplated hereby, (B) negotiating and compromising, on behalf of each Securityholder, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby, and (C) executing, on behalf of each Securityholder, any settlement agreement, release or other document with respect to such dispute or remedy; and (viii) engaging attorneys, accountants, agents or consultants on behalf of the Securityholders in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto.

(b)           Authorization.  Notwithstanding Section 10.01(a), in the event that the Representative is of the opinion that it requires further authorization or advice from the Securityholders on any matters concerning this Agreement, the Representative shall be entitled to seek such further authorization from the Securityholders prior to acting on their behalf.  In such event, each Securityholder shall vote in accordance with the pro rata portion of the Merger Consideration paid to such Securityholder in accordance with this Agreement and the authorization of a majority of such Persons shall be binding on all of the Securityholders and shall constitute the authorization of the Securityholders.  The appointment of the Representative is coupled with an interest and shall be irrevocable by any Securityholder in any manner or for any reason.  This authority granted to the Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law.  OTJ Representative, LLC hereby accepts its appointment as the initial Representative.

(c)           Actions by the Representative; Resignation; Vacancies.  The Representative may resign from its position as Representative at any time by written notice delivered to the Parent and the Securityholders.  If there is a vacancy at any time in the position of the Representative for any reason, such vacancy shall be filled by the majority vote in accordance with the method set forth in Section 10.01(b) above.

(d)           No Liability.  All acts of the Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Securityholders and not of the Representative individually.  The Representative shall not have any liability for any amount owed to the Parent, the Merger Sub, any other Parent Indemnified Party or any other Person pursuant to this Agreement, including pursuant to Sections 1.04, 1.09, 1.10 or 8.02.  The Representative shall not be liable to the Parent, the Merger Sub, any other Parent Indemnified Party or any other Person in his or its capacity as the Representative, for any liability of a Securityholder or otherwise, or for anything which it may do or refrain from doing in connection with this Agreement.  The Representative shall not be liable to the Securityholders, in his or its capacity as the Representative, for any liability of a Securityholder or otherwise, or for any error of judgment, or any act done or step taken or omitted by it in good faith, or for any mistake in fact or Law, or for anything which it may do or refrain from doing in connection with this Agreement, except in the case of the Representative’s bad faith or willful misconduct as determined in a final and non-appealable judgment of a court of competent jurisdiction.  The Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties or rights hereunder, and it shall incur no liability in its capacity as the Representative to the Parent, the Merger Sub, any Parent Indemnified Party, any Securityholder or any Securityholder Indemnified Party, and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.  The Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Securityholder, except in respect of amounts received on behalf of the Preferred Shareholders.

(e)           Indemnification; Expenses.  The Representative may use the Representative Amount to pay any fees, costs, expenses or other obligations incurred by the Representative acting in its capacity as such.  Without limiting the foregoing, each Preferred Shareholder shall, only to the extent of such Preferred Shareholder’s Pro Rata Percentage thereof, indemnify and defend the Representative and hold the Representative harmless against any Loss, damage, cost, Liability or expense actually incurred without bad faith or willful misconduct by the Representative (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and arising out of or in connection with the acceptance, performance or administration of the Representative’s duties under this Agreement. Any expenses or taxable income incurred by the Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Representative but shall be payable by and attributable to the Preferred Shareholders based on each such Person’s Pro Rata Percentage.  Notwithstanding anything to the contrary in this Agreement, the Representative shall be entitled and is hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied Liabilities incurred by the Representative in connection with the performance of its duties hereunder from amounts actually delivered to the Representative pursuant to this Agreement.  Additionally, in connection with any unpaid or non-reimbursed expenses and unsatisfied Liabilities incurred by the Representative in connection with the performance of its duties hereunder, the Representative shall be entitled and is hereby granted the right to direct any funds that would otherwise be actually payable to the Preferred Shareholders from the Escrow Accounts to itself no earlier than the date such payments are actually made.  The Representative may also from time to time submit invoices to the Preferred Shareholders covering such expenses and Liabilities, which shall be paid by the Preferred Shareholders promptly following the receipt thereof on a pro rata basis based on their respective Pro Rata Percentages.  Upon the request of any Preferred Shareholder, the Representative shall provide such Preferred Shareholder with an accounting of all expenses and Liabilities paid by the Representative in its capacity as such.

10.02       Disclosure Schedules.  All Disclosure Schedules attached hereto (each, a “Schedule” and, collectively, the “Disclosure Schedules”) are incorporated herein and expressly made a part of this Agreement as though completely set forth herein.  All references to this Agreement herein or in any of the Disclosure Schedules shall be deemed to refer to this entire Agreement, including all Disclosure Schedules.  The Disclosure Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to the sections of this Agreement; however, any item disclosed in any part, subpart, section or subsection of the Disclosure Schedule referenced by a particular section or subsection in this Agreement shall be deemed to have been disclosed with respect to every other section and subsection in this Agreement if the relevance of such disclosure to such other section or subsection is reasonably apparent on its face, notwithstanding the omission of an appropriate cross-reference.  Any item of information, matter or document disclosed or referenced in, or attached to, the Disclosure Schedules shall not (a) be used as a basis for interpreting the terms “material”, “Material Adverse Effect” or other similar terms in this Agreement or to establish a standard of materiality, (b) represent a determination that such item or matter did not arise in the ordinary course of business, (c) be deemed or interpreted to expand the scope of the Company’s, the Parent’s or the Merger Sub’s respective representations and warranties, obligations, covenants, conditions or agreements contained herein, (d) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter, (e) represent a determination that the consummation of the transactions contemplated by this Agreement requires the consent of any third party, (f) constitute, or be deemed to constitute, an admission to any third party concerning such item or matter or (g) constitute, or be deemed to constitute, an admission or indication by the Company, the Parent or the Merger Sub that such item meets any or all of the criteria set forth in this Agreement for inclusion in the Disclosure Schedules.  No reference in the Disclosure Schedules to any Contract shall be construed as an admission or indication that such Contract is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such Contract.  No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement.

10.03       Certain Tax Matters.

(a)           Responsibility for Filing Tax Returns.  The Parent shall prepare and file or cause to be prepared and filed all Tax Returns that are required to be filed by or with respect to the Group Companies that are due after the Closing Date.  With respect to any Tax Returns for a taxable period ending on or before the Closing Date (a “Pre-Closing Tax Period”) or with respect to any Straddle Period (a Pre-Closing Tax Period Tax Return and a Straddle Period Return respectively, each a “Pre-Closing Return”), such Tax Returns shall be prepared by the Parent in a manner consistent with past practice of any Group Company unless otherwise required by Law.  With respect to any Pre-Closing Return, Parent shall (i) deliver a copy of such Tax Return to the Representative for its review and approval not less than thirty (30) days prior to the date on which such Tax Return is due to be filed (taking into account any applicable extensions) and (ii) provided that the Representative responds in writing to the Parent prior to the later of (A) ten (10) days after receipt of such Tax Return or (B) forty-five (45) days prior to the date on which such Tax Return is due to be filed, make any changes requested by the Representative that are not otherwise prohibited by Law and that do not cause material adverse tax consequences to the Parent in any post-closing tax period.  If the Parties disagree as to whether or not revisions to any item reflected on any such Pre-Closing Return are prohibited by Law or cause material adverse tax consequences to the Parent in any post-closing tax period , they shall negotiate in good faith to resolve such disagreement.  If they cannot reach a final resolution within ten (10) days of the due date of such Pre-Closing Return (taking into account any applicable extension) the matter shall be submitted to the Dispute Resolution Arbiter for resolution, the costs of which shall be borne equally fifty percent (50%) by the Parent and fifty percent (50%) by the Representative.

(b)           Allocation of Tax Liability for Straddle Periods.  For purposes of allocating responsibility for Taxes between the Parent and the Securityholders, Taxes attributable to a Straddle Period shall be determined as follows:  (i) in the case of any Tax that is either based upon or measured by income or gross receipts or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), including any sales or use Tax and any withholding Tax, the amount of Taxes attributable to the pre-Closing portion of a Straddle Period shall be equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date, and (ii) in the case of any Taxes not described in clause (i) above that are imposed on a periodic basis and measured by the level of any item (e.g., property Taxes that are based upon valuation of the item), the amount of such Taxes attributable to the pre-Closing portion of a Straddle Period shall be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the day prior to the Closing Date and the denominator of which is the number of days in the entire Tax period.

(c)           Amendment of Tax Returns; Other Tax Actions.  Without the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed,  the Parent shall not, and shall not allow any Group Company to, (i) file, re-file, amend or otherwise modify (in whole or in part) any Pre-Closing Tax Period Tax Return (including those filed pursuant to Section 10.03(a)), (ii) file, re-file, amend or otherwise modify (in whole or in part) any Straddle Period Tax Returns filed pursuant to Section 10.03(a) after the date such Tax Returns are filed pursuant to Section 10.03(a), (iii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre-Closing Tax Period or Straddle Period, (iv) take any action that could reasonably be expected to increase the Liability for Taxes or result in any Liability for Taxes, in each case pursuant to Section 8.02, or (v) except as otherwise contemplated by this Agreement, with respect to the Group Companies, take any action on the Closing Date but after the Closing that is outside the ordinary course of business.

(d)           Tax Refunds.  Any Tax refunds that are received by the Parent or the Group Companies, and any amounts credited against Tax to which the Parent or the Group Companies become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the Preferred Shareholders, and the Parent, at the request of the Representative to the Surviving Company, shall pay over, or cause to be paid over, to the Representative for disbursement to the Preferred Shareholders any such refund or the amount of any such credit within ten (10) days after receipt thereof or entitlement thereto.

(e)           Section 336(e) Election.

(i)           Concurrently with the execution of this Agreement, Parent, the Company, and Representative hereby acknowledge that the Company and RHW have entered into a written, binding agreement to make a Section 336(e) Election in accordance with applicable Laws and under any comparable provision of state, local or foreign Law for which a separate election is permissible.  The Surviving Company and Parent shall take all necessary steps to properly make a Section 336(e) Election in accordance with applicable Laws and under any comparable provision of state, local or foreign Law for which a separate election is permissible.  The Surviving Company and Parent shall cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such an elections.  The Surviving Company and Parent shall report the transfers under this Agreement consistent with such elections and shall take no position contrary thereto unless required to do so by applicable Tax Law pursuant to a determination as defined in Section 1313(a) of the Code.

(ii)           It is acknowledged and agreed that RHW shall be responsible for the preparation and filing of all Section 336(e) Forms in accordance with applicable tax laws and the terms of the RHW Contribution Agreement and shall deliver such Section 336(e) Forms to the Surviving Company at least 30 days prior to the date such Section 336(e) Forms are required to be filed.

(iii)           The value of the RHW Assets, the RHW Liabilities and other relevant items shall be allocated and reported in accordance with Treasury Regulation Section 1.336-2(h)(7).  It is acknowledged and agreed that Schedule 10.03(e)(iii) meets the standard set forth in the Treasury Regulations and shall be used by each relevant party in preparing the forms referred to in Section 10.03(e)(ii) above and all other relevant Tax Returns.

(iv)           Notwithstanding any other provision of this Agreement to the contrary, Parent, the Surviving Company and the Securityholders agree that any income and gain recognized as a result of, and in accordance with, the making of the Section 336(e) Election will be included in the federal income Tax Return of the Surviving Company for the taxable year which includes the Closing Date.

(f)           Certain Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement, if any, shall be deemed to be Transaction Expenses for purposes of Section 1.09.

(g)           Cooperation on Tax Matters.  The Parent, the Group Companies, and the Representative shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 10.03 and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and the making available of employees on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Parent, the Group Companies, and the Representative agree (i) to retain all financial books and records with respect to Tax matters pertinent to the Group Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Parent or the Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such financial books and records and, if the other Party so requests, the Group Companies or the Representative, as the case may be, shall allow the other Party to take possession of such financial books and records.

(h)           Tax Treatment of Payments.  Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any other similar provision of state, local or foreign Law), the Parent, Merger Sub, the Securityholders, the Company and their respective Affiliates shall treat any and all payments under this Section 10.3 and Article VIII as an adjustment to the purchase price for Tax purposes.

(i)           Tax Contests.  Notwithstanding Section 8.06(b), the Representative shall have the right, at its own expense, to control the contest of any federal, state, local or foreign Tax audits, assessments or administrative or judicial proceedings affecting the Taxes or Tax attributes of the Group Companies that could result in a claim under Section 8.02 (a “Representative Tax Proceeding”), provided that (i) the Parent may participate in the conduct of such Representative Tax Proceeding at its own expense and (ii) the settlement or other resolution of such Representative Tax Proceeding shall be subject to the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed).  The Parent shall notify the Representative in writing promptly upon receipt of any notice pertaining to any Representative Tax Proceeding, provided that the failure to give notice shall not release, waive or otherwise affect any rights to indemnification hereunder except to the extent the Representative can demonstrate actual loss and prejudice as a result of such failure.  Upon receipt of a notice of a

Representative Tax Proceeding, the Representative shall, within twenty (20) Business Days of receipt of such notice, notify the Parent as to whether it will exercise its right to control the Representative Tax Proceeding. Parent may notify Representative that a shorter period to respond to a Tax Authority is necessary to avoid adverse tax consequences arising out of failure to respond to a Tax Authority in a timely manner.  If Parent so determines that a shorter time period to respond is necessary, notifies the Representative of such shorter time period,  and the Representative has not responded in such shorter time period, the Parent may make the initial response to the Representative Tax Proceeding, solely to avoid adverse tax consequences; however, such response by the Parent shall not preclude the Representative from having the right a to control the proceeding and will still be able to notify Parent within twenty (20) Business Days of receipt of such notice of a Representative Tax Proceeding.

(j)           At the request of the Representative, Parent will, or will cause a Group Company to, make an election under Treasury Regulation Section 1.382-6(b)(2) to close the books of any Group Company for purposes of allocating income and loss to periods before and after the Closing Date for purposes of Section 382 of the Code.

(k)           Concurrently with the filing of the Pre-Closing Returns, the Parent and the Representative (on behalf of the Preferred Shareholders) shall promptly deliver joint written instructions to the Escrow Agent to pay to the Parent from the Tax Indemnity Escrow Account the amount of Taxes shown as due on such Pre-Closing Returns (to the extent not included in Indebtedness) by wire transfer of immediately available funds to one (1) or more accounts designated by the Parent to the Representative.  The Preferred Shareholders and the Representative shall not have any liability for any such Taxes due except to the extent of the funds available in the Tax Indemnity Escrow Account.  In the event that the funds available in the Tax Indemnity Escrow Account are in excess of the amount payable to Parent pursuant to this Section 10.03(k), if any, the Representative and the Parent shall, in the joint written instructions described in the first sentence of this Section 10.03(k), instruct the Escrow Agent to pay to the Representative such excess amount for the benefit of the Preferred Shareholders and the Representative shall promptly distribute to each Preferred Shareholder its pro rata portion thereof based on its Pro Rata Percentage.

ARTICLE XI

DEFINITIONS

11.01       Definitions.  For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or, if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Group Companies in the preparation of the Latest Balance Sheet; provided, that if such accounting principles, practices, procedures, policies and methods and GAAP are inconsistent, the accounting principles, practices, procedures, policies and methods used in the preparation of the Latest Balance Sheet shall control; provided, further, that Accounting Principles (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (ii) shall be based on facts and circumstances as they exist prior to the Closing and shall exclude the effect of any act, decision or event occurring on or after the Closing, (iii) shall follow the defined terms contained in this Agreement and (iv) shall calculate any reserves, accruals or other non-cash expense items on a pro rata (as opposed to monthly accrual) basis to account for a Closing that occurs on any date other than the last day of a calendar month.

“Additional Merger Consideration” means the aggregate amount (if any) payable to the Preferred Shareholders pursuant to Section 1.10.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which the Company is or has been a member.

“Antitrust Laws” means any federal, state or foreign Law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.

“Appraisal Indemnity Escrow Amount” means the dollar amount set forth against such term on Schedule 11.01-A.

“Base Consideration” means $50,000,000.00.

“Business Day” means a day which is neither a Saturday or Sunday, nor any other day on which banking institutions in New York, New York are authorized or obligated by Law to close.

“Cash” means, with respect to the Group Companies, as of the Reference Time (but before taking into account the consummation of the transaction contemplated hereby), all cash, cash equivalents and marketable securities held by any Group Company at such time and determined in accordance with Accounting Principles.  For avoidance of doubt, Cash (1) shall be calculated net of issued but uncleared checks and drafts written or issued by any Group Company as of the Reference Time, (2) shall include checks and drafts deposited for the account of the Group Companies as of the Reference Time that have not cleared as of the Reference Time and (3) shall not include any RHW Assets.

“Certificate of Incorporation” means the Ninth Amended and Restated Certificate of Incorporation of the Company, as may be amended, amended and restated, modified or supplemented from time to time.

“Closing Payment Amount” means (i) the Preference Amount, less (ii) the Escrow Amounts, less (iii) the Representative Amount.

“Closing Cash Consideration” means (i) the Base Consideration, minus (ii) the amount of Estimated Indebtedness, plus (iii) the amount, if any, by which the Estimated Net Working Capital exceeds the Target Net Working Capital Amount, minus (iv) the amount, if any, by which Estimated Net Working Capital is less than the Target Net Working Capital Amount, plus (v) the amount of Estimated Cash, minus (vi) the amount of the Estimated Transaction Expenses.

“Code” means the Internal Revenue Code of 1986, as amended or now in effect or as hereafter amended, including but not limited to any successor or substitute federal Tax codes or legislation.

“Common Shareholder” means a holder of Common Stock (including Restricted Stock).

“Company Employee Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other employee compensation and benefit plans, policies, programs, arrangements or payroll practices, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement of any kind sponsored, maintained, contributed or required to be contributed to by any of the Group Companies for the benefit of any current or former officer, employee or director of the Group Companies.

“Company Equity Plan” means the Stock Option and Restricted Stock Plan of the Company as may be amended, supplemented or modified from time to time.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.01, Sections 3.03(a) and (c), the first and fourth sentences of Section 3.04 and Section 3.19.

“Company Stock” means the Common Stock (including shares of Restricted Stock that are vested as of the Effective Time) and Preferred Stock.

“Contract” means any legally binding written agreement, contract, arrangement, lease, loan agreement, security agreement, license, indenture or other similar instrument or obligation to which the party in question is a party, other than any Company Employee Benefit Plan.

“Credit Agreement” means the Loan and Security Agreement, dated as of December 27, 2012, by and between the Company and Comerica Bank, as may be amended, supplemented or modified from time to time.

“Environmental Laws” means all applicable Laws and Orders, all as in effect as of the date of this Agreement, relating to pollution, contamination or protection of the environment (including, without limitation, all applicable Laws and Orders relating to Hazardous Materials in effect as of the date of this Agreement).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Citibank, N.A.

“Escrow Amounts” means each of the Indemnity Escrow Amounts and the Adjustment Escrow Amount.

“Escrow Release Date” means (a) with respect to the General Indemnity Escrow Amount, the date that is the eighteen (18)-month anniversary of the Closing Date, (b) with respect to the Tax Indemnity Escrow Amount, September 15, 2014, (c) with respect to the Litigation Indemnity Escrow Amount, on the earlier of the date of a settlement in full of the Specified Litigation or the date the Specified Litigation is otherwise fully discharged with respect to the Company and (d) with respect to the Appraisal Indemnity Escrow Amount, the day which is thirty-one (31) days following the Closing Date.

“Final Cash Consideration” means (i) the Base Consideration, minus (ii) the amount of Indebtedness as finally determined pursuant to Section 1.09, plus (iii) the amount, if any, by which the Net Working Capital as finally determined pursuant to Section 1.09 exceeds the Target Net Working Capital Amount, minus (iv) the amount, if any, by which the Net Working Capital as finally determined pursuant to Section 1.09 is less than the Target Net Working Capital Amount, plus (v) the amount of Cash as finally determined pursuant to Section 1.09, minus (vi) the amount of the Transaction Expenses as finally determined pursuant to Section 1.09.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Entity” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

“Group Company(ies)” means the Company and each of its direct and indirect Subsidiaries (other than RHW).

“Hazardous Materials” means any dangerous, toxic, hazardous or radioactive pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Environmental Laws.

“Indebtedness” means, as of any particular time with respect to the Group Companies, without duplication, (i) the unpaid principal amount of and accrued interest on all indebtedness for borrowed money (excluding all intercompany indebtedness between or among the Group Companies), (ii) all obligations of the Group Companies under leases required in accordance with the Accounting Principles to be capitalized on a balance sheet of the Group

Companies, (iii) all guarantees provided by any Group Company in respect of the indebtedness or obligations referred to in clauses (i) and (ii) and (iv) income Tax liabilities.  Notwithstanding the foregoing, “Indebtedness” shall not include (a) any letters of credit to the extent not drawn upon, (b) any bank guarantees, (c) non-cancellable purchase commitments, (d) surety bonds and performance bonds or (e) any RHW Liabilities.  For purposes of Article I of this Agreement, Indebtedness shall mean Indebtedness, as defined above, outstanding as of the Reference Time (but before taking into account the consummation of the transactions contemplated hereby).

“Indemnity Escrow Accounts” means each of the General Indemnity Escrow Amount, the Tax Indemnity Escrow Amount, the Litigation Escrow Account and the Appraisal Indemnity Escrow Amount.

“Intellectual Property” means all of the following owned or used by any Company Group, other than any RHW Asset:  (i)  patents and patent applications, including continuations, divisional, continuations-in-part, renewals and reissues, (ii) trademarks, service marks, trade dress, logos, domain names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, and copyrightable subject matter, including copyrights in software, and (iv)  inventions (whether patentable or unpatentable and whether or not reduced to practice) and trade secrets.

“knowledge of the Company” and “the Company’s knowledge” means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, the Chief Technology Officer, the Executive Vice President of Human Resources and Head of Sales as of the date of this Agreement, without independent investigation (and shall in no event encompass constructive, imputed or similar concepts of knowledge).

“Law” means any law, rule, regulation, judgment, injunction, order, decree or other restriction of any Governmental Entity.

“Liabilities” means all indebtedness, obligations and other liabilities of a Person required under GAAP to be accrued on the financial statements of such Person.

“Liens” means liens, security interests, charges or encumbrances.

“Liquidation Value” means, with respect to a share of Preferred Stock, the amount payable in respect of such share of Preferred Stock as of immediately prior to the Effective Time in accordance with Article IV A(2)(a) of the Certificate of Incorporation.

“Litigation Indemnity Escrow Amount” means the dollar amount set forth against such term on Schedule 11.01-A.

“Losses” means all actual damages, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes and losses; provided, however, that Losses does not include, and the Parent Indemnified Parties shall not be entitled to seek or recover under any theory of liability (except to the extent determined to be owed to a third party): (a) any consequential, incidental or indirect damages (including lost profits, diminution in value, or losses calculated by

“multiple of profits”, “multiple of cash flows” or any other similar “multiplier” calculation methodologies) or (b) special, exemplary or punitive damages whatsoever.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would have a materially adverse effect on the business, assets, properties or condition (financial or otherwise) of the Group Companies, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect:  any adverse change, effect, event, occurrence, state of facts or development attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement; (ii) operating, business, regulatory or other conditions in the industry in which the Group Companies operate; (iii) general economic conditions, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (iv) compliance with the terms of, or taking any action permitted by, this Agreement, including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, directors, officers or other employees and/or consultants and/or on revenue, profitability and cash flows; (v) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws or the interpretation thereof; (vi) actions required to be taken under applicable Laws or Contracts; (vii) the failure of any Group Company to meet or achieve the results set forth in any projection or forecast (provided, that clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)); (viii) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (ix) hurricanes, earthquakes, floods or other natural disasters; and (x) any of the matters disclosed on the Disclosure Schedules.  For the avoidance of doubt, no change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would have a materially adverse effect on the RHW Business, the RHW Assets or the RHW Liabilities shall be deemed a “Material Adverse Effect” for purposes of this Agreement.

“Net Working Capital” means (i) all current assets (excluding Cash) of the Group Companies as of the Reference Time (excluding the RHW Assets), minus (ii) all current Liabilities (excluding Indebtedness and Transaction Expenses) of the Group Companies as of the Reference Time (excluding the RHW Liabilities), in each case determined in accordance with the Accounting Principles.

“Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s former, current and future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner of any of the foregoing).

“Option” means an outstanding and unexercised stock option to purchase shares of Common Stock under the Company Equity Plan.

“Option Agreements” means the outstanding agreements evidencing any Options (including the relevant grant notices).

“Organizational Documents” means the Bylaws of the Company, as amended through the date hereof, and the Certificate of Incorporation.

“Parent Fundamental Representations” means the representations and warranties of the Parent set forth in Sections 4.01, 4.02  and 4.06.

“Parent Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.

 “Permitted Liens” means (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Group Companies and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Companies’ and their Subsidiaries’ businesses; (v) public roads and highways; (vi) matters which would be disclosed by an inspection or accurate survey of each parcel of real property; (vii) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (viii) liens arising in connection with sales of foreign receivables; (ix) liens on goods in transit incurred pursuant to documentary letters of credit; (x) purchase money liens and liens securing rental payments under capital lease arrangements; (xi) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money; and (xii) liens the existence of which would not have a Material Adverse Effect.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any department, agency or political subdivision thereof.

“Preference Amount” means an amount equal to the aggregate Liquidation Value payable to the holders of Preferred Stock in accordance with Section 1.02(a)(i) hereof.

“Preferred Shareholder” means a holder of Preferred Stock.

“Pro Rata Percentage” means, with respect to any Preferred Shareholder, the quotient (expressed as a percentage) obtained by dividing (a) the Liquidation Value of all shares of Preferred Stock held by such Preferred Shareholder immediately prior to the Effective Time, by (b) the aggregate Liquidation Value of all shares of Preferred Stock held by all Preferred Shareholders immediately prior to the Effective Time, in each case, with respect to which consideration is payable pursuant payable pursuant to Section 1.02(a)(i) of this Agreement but without giving effect to any adjustment pursuant to the agreements listed in Schedule 1.02(a).

“Reference Time” means 12:01 a.m., New York time, on the Closing Date.

“Restricted Stock” means the outstanding shares of restricted Common Stock granted pursuant to the Company Equity Plan.

“Restricted Stock Agreements” means the outstanding agreements evidencing any Restricted Stock (including the relevant grant notices).

“RHW” means RegionalHelpWanted, Inc., a Delaware corporation.

“RHW Assets” means the “Assigned Assets” as defined in the RHW Contribution Agreement.

“RHW Assigned Contracts” means the “Assigned Contracts” as defined in the RHW Contribution Agreement.

“RHW Business” shall mean the Company’s Regional Help Wanted business of operating, marketing and promoting a network of recruitment Websites and resume databases in the United States and Canada.

“RHW Contribution” means the transactions with respect to the RHW Assets and RHW Liabilities contemplated by the RHW Contribution Agreement.

“RHW Contribution Agreement” means that certain Contribution and Assumption Agreement by and between RHW and the Company attached hereto as Exhibit G.

“RHW Liabilities” means the “Assumed Liabilities” as defined in the RHW Contribution Agreement.

“RHW Spin-Out” means the distribution of shares of capital stock of RHW by the Company described in Section 7.01(d).

“RHW License Agreement” means that certain sublease to be entered into by and between RHW and the Company attached hereto as Exhibit H.

“Section 336(e) Election” means an election described in Section 336(e) of the Code with respect to the RHW Spinout.  The term “Section 336(e) Election” shall include any corresponding election under state or local Law pursuant to which a separate election is permissible with respect to the RHW Spinout.

“Section 336(e) Forms” means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax Authority in connection with a Section 336(e) Election, including, without limitation, any “336(e) election statement” and IRS Form 8883 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations Section 1.336 2 or any successor provisions.

“Securityholder” means a Common Shareholder and a Preferred Shareholder.

“Specified Litigation” means that matter set forth on Schedule 3.11.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership, limited liability company or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.  For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing member, general partner or similar position of such partnership, limited liability company, association or other business entity.

“Target Net Working Capital Amount” means negative $2,718,210.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Authority” means any Governmental Entity or any subdivision, agency, commission or authority thereof having jurisdiction with respect to any Tax.

“Tax Indemnity Escrow Amount” means the dollar amount set forth against such term on Schedule 11.01-A.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax.

“Transaction Bonus Plan” means, collectively, the OnTargetJobs, Inc. 2013 Exit Event Bonus Plan and the OnTargetJobs, Inc. Exit Event Bonus Plan.

“Transaction Expenses” means (i) all fees and expenses of the Group Companies incurred or payable as of the Effective Time and not paid prior to the Effective Time in connection with the negotiation, execution and delivery of this Agreement and any other Contracts relating hereto and the consummation of the transactions contemplated hereby and thereby, including the Premium and such fees and expenses payable to investment bankers, attorneys, accountants and other consultants and advisors (including Union Square Advisors and Willkie Farr & Gallagher LLP) retained by any Group Company in connection with the negotiation, execution and delivery of this Agreement and any other Contracts relating hereto and the consummation of the transactions contemplated hereby and thereby, and (ii) any change in control bonus or transaction bonus (including the Transaction Bonus Plan) to be paid to any current employee, director or officer of the Company or any of its Subsidiaries at or after the Closing pursuant to any agreement to which any of the Company or any of its Subsidiaries is a party prior to the Effective Time which become payable as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, and with respect to the Transaction Bonus Plan, any change in control bonus or transaction bonus amounts to be paid to any current employee, director or officer of the Company or any of its Subsidiaries at the Closing; provided, that, for the avoidance doubt, any of the foregoing payments that are severance payments or that are triggered by a termination of employment which occurs following the Closing shall not be a Transaction Expense.

“Transferred Employees” has the meaning ascribed to such term in the RHW Contribution Agreement.

“Transition Services Agreement” means a Transition Services Agreement in the form set forth as Exhibit I hereto, providing for the provision of services between the Company and RHW for the period provided therein.

“Warburg Pincus” means Warburg Pincus Private Equity VIII, L.P., together with any successors and affiliated funds.

“Website” means a website or a mobile app.

11.02       Other Definitional Provisions.

(a)           Accounting Terms.  Accounting terms that are not otherwise defined in this Agreement have the meanings given to them under GAAP.  To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement shall control.

(b)           Successor Laws.  Any reference to any particular Code section or Law shall be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

11.03       Cross-Reference of Other Definitions.  Each capitalized term listed below is defined in the corresponding Section of this Agreement:

Term	Section No.

Acquisition Transaction	5.04
Action	3.11
Adjustment Escrow Account	1.11
Agreement	Preface
Certificate of Merger	1.01(b)
Closing	2.01
Closing Balance Sheet	1.10
Closing Date	2.01
Closing Statement	1.09
Closing Transactions	2.02
Common Stock	3.04
Company	Preface
Controlled Group	3.13(b)
Deductible	8.04(a)
DGCL	1.01(a)
Disclosure Schedules	10.02
Dispute Resolution Arbiter	1.09
Dissenting Share	1.12
Dissenting Stockholder	1.12
Effective Time	1.01(b)
Escrow Agreement	1.11
Escrow Accounts	1.11
Estimated Cash	1.08
Estimated Closing Statement	1.08
Estimated Indebtedness	1.08
Estimated Net Working Capital	1.08
Estimated Transaction Expenses	1.08
Excluded Shares	1.02(d)
Financial Statements	3.05
General Indemnity Escrow Amount	1.11
HSR Act	3.12
Indemnitee	8.06(a)
Indemnitor	8.06(a)
Indemnity Escrow Accounts	1.11
Interim Financial Statements	3.05
Latest Balance Sheet	3.05
Leased Real Property	3.07(a)
Letter of Transmittal	1.04
Material Contracts	3.09(b)
Merger	1.01(a)
Merger Consideration	1.02(a)
Merger Sub	Preface

Term	Section No.

Mini-Basket	8.04(a)
Objections Statement	1.09
Order	3.11
Outstanding Claim	8.08
Parent	Preface
Parent Indemnified Parties	8.02(a)
Parties	Preface
Permits	3.15
Post-Closing Plans	6.06(c)
Pre-Closing Return	10.07(a)
Pre-Closing Tax Period	10.03(a)
Preferred Stock	3.04
Premium Amount	6.03(b)
Real Property Leases	3.07(a)
Reference Statement	1.14
Representative	Preface
Representative Amount	1.05
Representative Tax Proceeding	10.03(i)
Retained Escrow Account	8.08
Schedule	10.02
Securities Act	3.04
Securityholder Indemnified Parties	8.03
Series A Preferred Stock	3.04
Series B Preferred Stock	3.04
Series C Preferred Stock	3.04
Series D Preferred Stock	3.04
Series E Preferred Stock	3.04
Series F Preferred Stock	3.04
Series G Preferred Stock	3.04
Series H Preferred Stock	3.04
Series I Preferred Stock	3.04
Series J Preferred Stock	3.04
Shareholder Approval	7.01(c)
Special Policy	8.09
Special Policy Duration	8.09
Surviving Company	1.01(a)
Tail Insurance Policy	6.03(a)
Tax Benefit	8.04(f)
Third Party Claim	8.06(a)
WF&G	12.20
Written Consent	7.01(f)

ARTICLE XII

MISCELLANEOUS

12.01       Press Releases and Communications.  Unless required by applicable Law, no press release or public announcement related to this Agreement or the transactions contemplated herein shall be made by any Party without the prior written consent of the Parent, the Company and the Representative, and if any such press release or announcement is required by applicable Law, the Parent and the Representative shall have the right to review such press release or announcement prior to issuance, distribution or publication; provided, however, that nothing contained in this Agreement shall limit the right of (i) the Company and its Subsidiaries from disclosing the transactions contemplated hereby to employees, customers, suppliers or other business relations thereof for a legitimate business purpose, provided that neither the Company not its subsidiaries may disclose any of the financial terms of this Agreement, except to employees thereof with a need to know and who are subject to obligations of confidentiality substantially similar to those imposed upon the Company pursuant the Confidentiality Agreement or (ii) Warburg Pincus from providing general information about the subject matter of this Agreement, but not the financial terms thereof,  in connection with fund raising, marketing, informational or reporting activities and to its partners.

12.02       Expenses.  Except as otherwise expressly provided herein, each of the Company, the Securityholders, the Parent, the Merger Sub and the Representative shall pay all of their own fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants.

12.03       Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted (except if not a Business Day then the next Business Day) via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such Party:

Notices to the Parent, Surviving Company and/or the Merger Sub:

Dice Holdings, Inc.
1040 Avenue of the Americas
16th Floor
New York, New York 10018
Attn: Vice President and General Counsel

Facsimile No.:  212-725-6559

with a copy to (which shall not constitute notice):

Holland & Knight LLP
31 West 52nd Street
New York, New York  10019
Attn:   Marc S. Reisler
Facsimile No.:  (212) 385-9010

Notices to the Representative:

c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
Attn:  General Counsel
Facsimile No.:  (212) 878-9351

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY  10019
Attn:   Jeffrey R. Poss, Esq.
Russell L. Leaf, Esq.
Thomas Mark, Esq.
Facsimile:  (212) 728-8111

Notices to the Company:

OnTargetJobs, Inc.
6465 S. Greenwood Plaza Blvd.
Suite 400
Centennial, CO 80111
Attn:  President
Facsimile:  800-595-2929

with copies to (before the Closing) (which shall not constitute notice):
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY  10019
Attention:   Jeffrey R. Poss, Esq.
Russell L. Leaf, Esq.
Thomas Mark, Esq.
Facsimile:    (212) 728-8111

12.04       Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the Parent and the Representative.

12.05       Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

12.06       References.  The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto.  All references to days (excluding Business Days) or months shall be deemed references to calendar days or months.  All references to “$” shall be deemed references to United States dollars.  Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

12.07       Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.  The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or  lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement.  The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

12.08       Amendment and Waiver.  Any provision of this Agreement or the Disclosure Schedules hereto may be amended or waived only in a writing signed (i) in the case of an amendment, by the Parent, the Company (or the Surviving Company following the Closing) and the Representative, and (ii) in the case of a waiver, by the Party or Parties waiving rights hereunder; provided, however, that after the receipt of the Shareholder Approval, no amendment to this Agreement shall be made which by Law requires further approval by the stockholders of the Company without such further approval by such stockholders.  No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

12.09       Complete Agreement.  This Agreement and the documents referred to herein and other documents executed in connection herewith or at the Closing (including the Confidentiality Agreement) contain the complete agreement between the Parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to such subject matter in any way, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements.

12.10       Third Party Beneficiaries.  Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, the Securityholders.  Section 6.03 shall be enforceable by the D&O Indemnified Parties. In addition, (a) the Representative shall have the right, but not the obligation, to enforce any rights of the Company or the Securityholders under this Agreement, (b) Warburg Pincus shall have the right to enforce its rights under Section 12.01 and 12.20 and (c) WF&G shall have the right to enforce its rights under Section 12.20.  Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

12.11       Waiver of Trial by Jury.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE

CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.12       Parent Deliveries.  The Parent agrees and acknowledges that all documents or other items delivered or made available to the Parent’s Representative shall be deemed to be delivered or made available, as the case may be, to the Parent for all purposes hereunder.

12.13       Delivery by Facsimile or Email.  This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any Party hereto or to any such contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties.  No Party hereto or to any such contract shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such Party forever waives any such defense.

12.14       Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one (1) Party, but all such counterparts taken together shall constitute one and the same instrument.

12.15       Governing Law.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

12.16       Jurisdiction.  Any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and determined exclusively the Delaware Court of Chancery of the State of Delaware; provided, that if the Delaware Court of Chancery does not have jurisdiction, any such suit, Action or proceeding shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, Action or proceeding in any such court or that any such suit, Action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, Action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 12.03 shall be deemed effective service of process on such Party.

12.17       Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

12.18       No Recourse.  Notwithstanding any provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that no Non-Recourse Party of a Party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein.

12.19       Specific Performance.

(a)           Each of the Parties acknowledges that the rights of each Party to consummate, and the agreement of the other Parties to consummate, the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at Law.  Accordingly, the Parties agree that prior to a valid termination of this Agreement in accordance with this Agreement, subject to and  without limiting Section 12.19(b) below (if applicable), such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an Action or Actions for damages but also by an Action or Actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).  Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (x) any defenses in any Action for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity, and (y) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

(b)           To the extent any Party brings any Action, claim, complaint or other proceeding, in each case, before any Governmental Entity to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Outside Date shall automatically be extended by (i) the amount of time during which such Action, claim, complaint or other proceeding is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such Action, claim, complaint or other proceeding.

12.20       Waiver of Conflicts.  Recognizing that Willkie Farr & Gallagher LLP (“WF&G”) has acted as legal counsel to certain of the Securityholders (including Warburg Pincus and its Affiliates) and the Company, its Affiliates and the Group Companies prior to the Closing, and that WF&G intends to act as legal counsel to certain of the Securityholders (including Warburg Pincus and its Affiliates) after the Closing, each of the Parent and the Surviving Company (including on behalf of the Group Companies) hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with WF&G representing any of the Securityholders (including Warburg Pincus and its Affiliates) and/or its Affiliates after the Closing as such representation may relate to the Parent, any Group Company or the transactions contemplated herein.  In addition, all communications involving attorney-client confidences between any Securityholders (including Warburg Pincus and its Affiliates) and its Affiliates in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to such Securityholders and their Affiliates (and not the Group Companies).  Accordingly, the Group Companies shall not have access to any such communications, or to the files of WF&G relating to engagement, whether or not the Closing shall have occurred.  Without limiting the generality of the foregoing, upon and after the Closing, (i) the applicable Securityholders and their Affiliates (and not the Group Companies) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Group Companies shall be a holder thereof, (ii) to the extent that files of WF&G in respect of such engagement constitute property of the client, only the applicable Securityholders and their Affiliates (and not the Group Companies) shall hold such property rights and (iii) WF&G shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Group Companies by reason of any attorney-client relationship between WF&G and any of the Group Companies or otherwise.

*      *      *      *

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger on the day and year first above written.

Company:	ONTARGETJOBS, INC.

	By:	/s/ Michael Tansey
	Its:	CEO

Parent:	DICE HOLDINGS, INC.

	By:	/s/ John J. Roberts
	Its:	CFO

Merger Sub:	MALTA ACQUISITION, INC.

	By:	/s/ John J. Roberts
	Its:	CFO

Representative:	OTJ REPRESENTATIVE, LLC
solely in its capacity as the Representative

	By:	/s/ Steven Glenn
	Its:	Vice President and Secretary

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 EXHIBIT A - FORM OF CERTIFICATE OF MERGER

CERTIFICATE OF MERGER

MERGING

MALTA ACQUISITION, INC.
(a Delaware corporation)

INTO

ONTARGETJOBS, INC.
(a Delaware corporation)

The undersigned, a corporation existing under and by virtue of the General Corporation Law of the State of Delaware,  DOES HEREBY CERTIFY THAT:

FIRST:            The name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation

OnTargetJobs, Inc.	Delaware
Malta Acquisition, Inc.	Delaware

SECOND:      An Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 7, 2013, by and among OnTargetJobs, Inc. (the “Company”), Dice Holdings, Inc., Malta Acquisition, Inc. (“Merger Sub”) and OTJ Representative, LLC, solely in its capacity as the representative for the securityholders of the Company has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”).

THIRD:           The Company is the surviving corporation of the merger, and the name of the surviving corporation shall be OnTargetJobs, Inc.

FOURTH:       The certificate of incorporation of the Company, as in effect immediately prior to the merger, shall be amended and restated in its entirety as set forth in Exhibit A attached hereto and as so amended and restated, shall be the certificate of incorporation of the surviving corporation until amended and changed pursuant to the provisions of the DGCL.

FIFTH:            The merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH:           The executed Merger Agreement is on file at the office of the surviving corporation, the address of which is 6465 South Greenwood Plaza Boulevard, Centennial, Colorado, 80111.

SEVENTH:     A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporations.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer, the ____ day of November, 2013.

OnTargetJobs, Inc.

By:
Name:
Title:

Signature Page to Certificate of Merger for OnTargetJobs, Inc.

EXHIBIT A

Amended and Restated Certificate of Incorporation

(See Attached.)

EXHIBIT B - FORM OF LETTER OF TRANSMITTAL

ONTARGETJOBS, INC.

LETTER OF TRANSMITTAL

For the Surrender of Shares of the Preferred Stock

Ladies and Gentlemen:

This Letter of Transmittal is being delivered to you in connection with the merger (the “Merger”) of Malta Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (as defined below) (“Merger Sub”), with and into OnTargetJobs, Inc., a Delaware corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger dated on or about November 7, 2013 (as amended from time to time, the “Merger Agreement”), by and among Dice Holdings, Inc., a Delaware corporation (“Parent”), Merger Sub, the Company and OTJ Representative, LLC, a Delaware limited liability company acting as the Securityholders’ representative (the “Representative”).  By delivering this Letter of Transmittal, the undersigned Securityholder is surrendering the enclosed stock certificate(s) that are registered in the undersigned Securityholder’s name (the “Certificates”) representing shares of the Preferred Stock of the Company (the “Preferred Stock”) (or a customary affidavit of lost stock certificate, together with a customary bond or indemnity for the benefit of the Company following the Merger (the “Surviving Company”)) in exchange for a cash closing payment determined in accordance with the Merger Agreement and certain additional future cash consideration that may become payable in accordance with the Merger Agreement.  This Letter of Transmittal is being sent to any holder of the Preferred Stock in their capacity as holders of the Preferred Stock outstanding as of the Effective Time. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In order to receive the cash closing payment, you must complete and sign this Letter of Transmittal and return it together with your Certificate(s) (or a customary affidavit of lost stock certificate, together with a customary bond or indemnity for the benefit of the Surviving Company) and any other documents required herein to the Representative, at the applicable address set forth in the instructions accompanying this Letter of Transmittal.

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

1.	By executing and delivering this Letter of Transmittal, the undersigned Securityholder hereby represents and warrants to Parent and the Representative as follows:

a.
The undersigned Securityholder is as of the date hereof, and as of the Effective Time the undersigned was or will be, the registered holder of the Preferred Stock represented by the Certificate(s) listed in this Letter of Transmittal, with good and marketable title to such Preferred Stock and full power and authority to sell, assign and transfer such Preferred Stock, free and clear of all Liens, restrictions and charges of any kind whatsoever and not subject to any adverse claim.

b.	The undersigned Securityholder has full power and authority to execute and deliver this Letter of Transmittal and to perform such undersigned Securityholder’s obligations hereunder.

c.	This Letter of Transmittal constitutes a valid and binding obligation of the undersigned Securityholder, enforceable against the undersigned Securityholder in accordance with its terms.

d.	Unless the signature of the undersigned Securityholder’s spouse appears below, the Preferred Stock does not constitute community property under applicable Law.

2.	By executing and delivering this Letter of Transmittal, the undersigned Securityholder confirms and agrees that:

a.
Opportunity to Review.  The undersigned Securityholder acknowledges receipt of the Merger Agreement, a copy of which is attached as Exhibit A hereto.  The undersigned Securityholder acknowledges that he, she or it (i) was given sufficient time within which to consider this Letter of Transmittal and the Merger Agreement, (ii) has had the opportunity to ask questions of the Company’s management and legal counsel regarding this Letter of Transmittal and (iii) has had the opportunity to consult with an attorney and financial and/or tax advisor of his, her or its own choosing concerning this Letter of Transmittal and the transactions contemplated hereby.

b.	Transaction Consideration. The undersigned Securityholder understands the consideration to be provided to holders of Preferred Stock in the Merger and agrees to such consideration.

c.
Dissenters’ Rights.  The undersigned Securityholder acknowledges that by executing this Letter of Transmittal, the undersigned consents to the consummation of the Merger contemplated by the Merger Agreement, and forever waives, and agrees not to exercise, any right to dissent or appraisal or any similar provision under applicable Law (including the DGCL) in connection with the Merger and the other transactions contemplated by the Merger Agreement and withdraws all objections to the Merger and/or demands for appraisal, if any, with respect to shares of Preferred Stock owned by the undersigned Securityholder.

d.	Certain Merger Related Matters.

i.
The undersigned Securityholder confirms and agrees that the Merger and the other transactions contemplated by the Merger Agreement constitute a “Liquidating Event” as defined in the Company Certificate of Incorporation.

ii.
Except to the extent the undersigned Securityholder (A) has executed a written consent approving the Merger Agreement, or (B) was not entitled to vote on the approval of the Merger Agreement in accordance with the DGCL, the undersigned Securityholder acknowledges receipt of the notice of exercise of Warburg Pincus’s drag-along and related rights pursuant to Section 3(d) of that certain Stockholders Agreement, dated as of February 1, 2005, by and among the Company, Warburg Pincus Private Equity VIII,

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L.P. and the individuals listed on the signature pages thereto (the “Stockholders Agreement”).

e.
Representative.  The undersigned Securityholder agrees and consents (i) to the irrevocable appointment of OTJ Representative, LLC as the sole agent and attorney-in-fact and representative for and on behalf of the undersigned Securityholder (in his, her or its capacity as a Securityholder under the Merger Agreement) with all of the powers and authority contemplated by Section 10.01 of the Merger Agreement and (ii) that the terms and conditions of Section 10.01 of the Merger Agreement shall be and are binding on the undersigned Securityholder as fully as if the undersigned Securityholder were an original signatory to the Merger Agreement as a Securityholder thereunder.  For the avoidance of doubt, any compromise or settlement of any matter by the Representative under the Merger Agreement shall be binding upon, and fully enforceable against, the undersigned Securityholder.  No bond shall be required of the Representative. The undersigned Securityholder constitutes and appoints the Representative as its true and lawful agent with respect to the undersigned Securityholder’s Preferred Stock, with full power of substitution upon receipt by the Representative, as its agent, in exchange for the cash closing payment that is due to the undersigned Securityholder.  All authority that the undersigned Securityholder is granting in this paragraph and this Letter of Transmittal will be binding upon its successors, assigns, heirs, executors, administrators and legal representatives and will not be affected by, and will survive its death, incapacity, dissolution and/or liquidation, as applicable.

f.	Release.

i.
From and after the Closing, none of the Parent, the Surviving Company, the Representative, the Company and the Securityholders of the Company, including, but not limited to, Warburg Pincus Private Equity VIII, L.P., or any of their respective Affiliates, predecessors, successors, parent corporations, subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans (the “Released Parties”) shall have any obligation or liability to the undersigned Securityholder, or his, her or its successors or assigns, in his, her or its capacity as a Securityholder and/or as a director, officer and employee of any Group Company (as applicable), whether arising prior to, on or after the Effective Time (so long as the events giving rise to the liability or obligation occurred at or prior to the Effective Time) including with respect to the allocation of the Merger Consideration among Securityholders, including the accuracy or correctness of the Reference Statement or the Estimated Closing Statement (such obligations and liabilities, the “Released Obligations”), except for:

a)
rights and claims for indemnification to the extent the undersigned Securityholder is entitled to be indemnified (i) by the Company under its organizational documents (subject to Section 6.03 of the Merger Agreement) or (ii) by Parent under Article 8 of the Merger Agreement, and

3

b)
if the undersigned Securityholder is an officer, director or employee of any Group Company, rights under any Company Employee Benefit Plan (other than any such plan that provides for equity-based compensation), rights to earned but unpaid wages or compensation, unpaid vacation or sick pay or unreimbursed business expenses.

ii.
Effective from and after the Closing, the undersigned Securityholder, for himself, herself or itself and on behalf of his, her or its successors and assigns, irrevocably and unconditionally waives, releases and promises never to assert any claims or causes of action, promises or similar rights of any type (however described and however arising) that the undersigned Securityholder or any of his, her or its successors and assigns may currently have, or may have in the future, whether or not now known, against any Released Party with respect to any matter related to the Released Obligations (the “Released Claims”).

iii.
The undersigned Securityholder acknowledges that he, she or it may hereafter discover facts other than or different from those that he, she or it knows or believes to be true with respect to the subject matter of the Released Claims, but he, she or it hereby expressly agrees that, on and as of the Effective Time, such Securityholder shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Without limitation of the foregoing, the undersigned Securityholder hereby waives the application of any provision of Law, including California Civil Code Section 1542, that purports to limit the scope of a general release.  Section 1542 of the California Civil Code provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

iv.
The undersigned Securityholder acknowledges and agrees that if he, she or it or any of his, her or its successors or assigns should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against any Released Party with respect to any Released Claim, this release may be raised as a complete bar to any such action, claim or proceeding, and the applicable Released Party may recover from such Securityholder all costs incurred in connection with such action, claim or proceeding, including attorneys’ fees.

v.
The undersigned Securityholder hereby agrees that each Released Party is hereby made a third party beneficiary with respect to this paragraph (h) and the release contained herein.  This paragraph (h) and the release contained herein shall not, and is not intended to, confer any rights or

4

remedies on any person other than the Released Parties identified herein and their respective successors and permitted assigns.

vi.
The undersigned Securityholder acknowledges and understands that the release contained herein is a condition to the issuance of Merger Consideration to the undersigned pursuant to the Merger Agreement.

3.
The undersigned Securityholder understands that in the event that the Representative determines that any Letter of Transmittal or other document as may be required pursuant to the instructions hereto does not appear to have been properly completed or executed, or that Certificate(s), Preferred Stock and/or any such other document does not appear to be in proper form for surrender, or that any other irregularity in connection with the surrender appears to exist, the Representative reserves the right to reject all such incomplete or irregular presentations by communicating directly to the undersigned Securityholder.  A surrender will not be deemed to have been made until all irregularities have been cured or waived.  The undersigned Securityholder will, upon request, execute and deliver any additional documents deemed necessary by Parent to transfer the Preferred Stock represented by the Certificate(s) listed in this Letter of Transmittal.

4.
Delivery of the cash payment to which you are entitled as of the Effective Time in respect of your Preferred Stock under the Merger Agreement shall be made promptly following the receipt by the Representative of this Letter of Transmittal, properly completed and duly executed, the appropriate Certificate(s) and any other documents requested by the Representative pursuant to the instructions hereto.  No interest will accrue on any amount(s) due.

5.
This Letter of Transmittal shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any Laws other than the Laws of the State of Delaware.  The undersigned Securityholder understands, acknowledges and agrees that any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Letter of Transmittal or the transactions contemplated hereby shall be brought in and determined exclusively by the Court of Chancery of the State of Delaware; provided, that if the such court does not have jurisdiction, any such suit, Action or proceeding shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and the undersigned Securityholder hereby consents to the jurisdiction

5

of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, Action or proceeding in any such court or that any such suit, Action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, Action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

6.
THE UNDERSIGNED SECURITYHOLDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS LETTER OF TRANSMITTAL OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED SECURITYHOLDER IN RESPECT OF THIS LETTER OF TRANSMITTAL OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE UNDERSIGNED SECURITYHOLDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT A COPY OF THIS AGREEMENT MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE UNDERSIGNED SECURITYHOLDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.
This Letter of Transmittal shall remain in full force and effect notwithstanding the undersigned Securityholder’s death or incapacity, and shall be binding upon the undersigned Securityholder’s heirs, personal representatives, successors and assigns.

For the avoidance of doubt, unless otherwise requested by the Representative, only the following two pages of this Letter of Transmittal (along with the Form W-9 included herein, or, if applicable, the appropriate Form W-8, which may be obtained from the Representative upon request), properly completed and duly executed, need to be delivered to the Representative together with the appropriate Certificate(s) in order for you to receive the cash payment to which you are entitled as of the Closing under the Merger Agreement.  Upon your proper completion, execution and delivery to the Representative of the following two pages, you shall be deemed to have agreed to all the terms and conditions contained herein.

 [Letter of Transmittal continues on following page]

6

DESCRIPTION OF CERTIFICATES BEING SURRENDERED

Certificate No(s)	Series of Preferred Stock	Number of Shares of Preferred Stock

The undersigned understands that a wire transfer representing the consideration to be received in exchange for the certificates of Preferred Stock being surrendered will be sent to the name(s) shown on the signature page of  this Letter of Transmittal UNLESS other instructions are given in the boxes below:

SPECIAL PAYMENT INSTRUCTIONS	WIRE TRANSFER INSTRUCTIONS
Complete ONLY if wire transfer is to be payable to a person with a name that differs from the name on the surrendered Certificates
Bank Name:
(Please Print)
Name:	Bank Telephone Number:
Address:
Account Name:
(Zip Code)
Account Number:

(Tax Identification or Social Security No.)	Routing Number:

7

All registered holders must sign exactly as name(s) appear on certificates of Preferred Stock being surrendered. If more than one registered holder, all registered holders must sign exactly as their respective names appear on certificates of Preferred Stock being surrendered. If anyone other than the registered holder, including an attorney, personal representative, trustee, custodian, guardian, other fiduciary or officer of a corporation, signs the Letter of Transmittal, proper and satisfactory evidence of authority to act must be submitted herewith.
(Signature)	(Date)

Name:

Phone No.:

Taxpayer Identification or
Social Security No.:

PLEASE DELIVER ALL CERTIFICATES OF PREFERRED STOCK BEING SURRENDERED TO:

OTJ REPRESENTATIVE, LLC
c/o Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:  Tej Prakash

All inquiries to the Company should be made directly to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention:  Tej Prakash, phone number (212) 728.8174.

8

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:

☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Exempt payee

☐ Other (see instructions) ▶ **501(c)(6) organization**

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Social security number

☐☐☐ - ☐☐ - ☐☐☐☐

Employer identification number

☐☐ - ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.    Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and  2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and  3. I am a U.S. citizen or other U.S. person (defined below), and  4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:  In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,  In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and  • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.  Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).  Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. The following codes identify payees that are exempt from backup withholding:

FOR INSTRUCTIONS OR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE
http://www.irs.gov/pub/irs-pdf/iw9.pdf

Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: Protect your SSN, Ensure your employer is protecting your SSN, and Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk.

IMPORTANT TAX INFORMATION

This advice is limited to the federal tax issues addressed herein.  Additional issues may exist that are not addressed in this advice and that could affect the federal tax treatment of Securityholders receiving payments pursuant to the Merger.  This advice was written in connection with the promotion or marketing by the Company of the Merger, and it cannot be used by any taxpayer for the purpose of avoiding penalties that may be asserted against the taxpayer under the Internal Revenue Code.  Taxpayers should seek their own advice based on their particular circumstances from an independent tax advisor.

Under United States federal income tax laws, in order to avoid backup withholding, a Securityholder who receives cash payments pursuant to the Merger is required to provide the Representative (as payer) with such Securityholder’s correct Tax Identification Number (“TIN”) on the Form W-9 above (or otherwise establish a basis for exemption from backup withholding) and certify under penalty of perjury that such TIN is correct, that such Securityholder is not subject to backup withholding and that such Securityholder is a U.S. citizen or other U.S. Person.  If such Securityholder is an individual, the TIN is his or her social security number.  If the Representative is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service (“IRS”), and the payment of any cash pursuant to the Merger may be subject to backup withholding.

Certain Securityholders may not be subject to these backup withholding and reporting requirements.  Exempt Securityholders that are U.S. persons should indicate their exempt status on Form W-9.  In order for a foreign individual or entity to avoid backup withholding, such Person must submit a Form W-8 (usually Form W-8BEN), signed under penalties of perjury, attesting to such Person’s exempt status.  A Form W-8 BEN can be obtained from the Representative or at the first link below.  Please note that there are additional Form W-8's if the W-8BEN does not apply to your particular situation.  Forms W-8 can be accessed at the following IRS links, and instructions for each are also available at www.irs.gov:

http://www.irs.gov/pub/irs-pdf/fw8ben.pdf
http://www.irs.gov/pub/irs-pdf/fw8eci.pdf
http://www.irs.gov/pub/irs-pdf/fw8imy.pdf
http://www.irs.gov/pub/irs-pdf/fw8exp.pdf

If backup withholding applies, the Representative is required to withhold at a rate not to exceed 28% of any payments made to the Securityholder or other payee.  Backup withholding is not an additional tax.  Rather, the federal income tax liability of Persons subject to backup withholding will be reduced by the amount of tax withheld provided that the required information is given to the IRS.  If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

*           *           *

What Number to Give the Representative on Form W-9

The Securityholder is required to give the Representative its TIN (i.e., social security number or employer identification number).  If the Certificate(s) are held in more than one name or are not held in the name of the actual owner, consult the instructions following the Form W-9 for additional guidance on which number to report.

Exhibit A

Merger Agreement

EXHIBIT C - FORM OF AMENDED & RESTATED CERTIFICATE OF INCORPORATION

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ONTARGETJOBS, INC.

A STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:  The name of the corporation (the "Corporation") is:

ONTARGETJOBS, INC.

SECOND:  The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle,  Delaware 19808.  The name of the Corporation's registered agent at such address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $0.01 per share.

FIFTH:  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SIXTH:  To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation.

Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH:  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article.  Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH:  In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise.  The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

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NINTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

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EXHIBIT D - FORM OF AMENDED & RESTATED BYLAWS

ONTARGETJOBS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.               The registered office shall be 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware and the registered agent in charge thereof shall be Corporation Service Company.

Section 2.               The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.               Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.               The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.               Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.               Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

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Section 7.               Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.               The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.               When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.             Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no

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proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11.             Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.               The number of directors which shall constitute the whole board shall be not less than one. Thereafter, subject to the foregoing limitation, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2.               Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be

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held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.               The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.               The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.               The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

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Section 6.               Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.               Special meetings of the board may be called by the president on two days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 8.               At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.               Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10.             Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference

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telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 11.             The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to

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authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12.             Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 13.             Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 14.             Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE IV

NOTICES

Section 1.               Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the

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time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2.               Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.               The officers of the corporation shall be chosen by the board of directors and shall be a chairman, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.               The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, controller or principal accounting officer, a general counsel, a secretary and a treasurer.

Section 3.               The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.               The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.               The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed

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at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE CHAIRMAN

Section 6.               The chairman shall give counsel and advice to the board of directors and the officer of the corporation on all subjects concerning the welfare of the corporation and the conduct of its business and shall perform such other duties as the board of directors may from time to time determine.  Unless otherwise determined by the board of directors, the chairman shall preside at the meetings of the board of directors and of the stockholders at which the chairman is present.

THE PRESIDENT

Section 7.               The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 8.               He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE PRESIDENTS

Section 9.               In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall

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perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 10.             The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 11.             The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12.             The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

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corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 13.             He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 14.             The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

OTHER OFFICERS

Section 15.             All other officers shall have such powers and duties as may be prescribed by the board of directors or, in the absence of their action, by the chief executive officers of the corporation or by the respective officers having supervision over them.

BOND

Section 16.             If so requested and authorized by the board of directors, the corporation shall furnish a fidelity bond in such sum and with such security as the board of directors may require.

SIGNING CHECKS AND OTHER INSTRUMENTS

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Section 17.             The board of directors is authorized to determine or provide the method of determining the manner in which deeds, contracts and other obligations and instruments of the corporation shall be signed. However, persons doing business with the corporation shall be entitled to rely upon the action of the chairman of the board, the president, any vice president, the secretary, the treasurer, the controller or principal accounting officer or general counsel in executing contracts and other obligations and instruments, of the corporation as having been duly authorized. The board of directors of the corporation is authorized to designate or provide the method of designating depositaries of the funds of the corporation and to determine or provide the method of determining the manner in which checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.               Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.               Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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LOST CERTIFICATES

Section 3.               The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4.               Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5.               In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful

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action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.               The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.               Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.               Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such

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other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3.               The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
FISCAL YEAR

Section 4.               The fiscal year of the corporation shall end on December 31 or as otherwise fixed by resolution of the board of directors.

SEAL

Section 5.               The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.               Subject to Section 3 of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in

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settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, such person had reasonable cause to believe that the conduct was unlawful.

Section 2.               Subject to Section 3 of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly

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and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.               Any indemnification under Sections 1 and 2 (unless otherwise ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director, officer, employee or agent in connection therewith.

Section 4.               For purposes of any determination under this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have  had no reasonable cause to believe such person’s conduct was unlawful, if  such person’s action  is based  on  the  records  or  books  of  account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the

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corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article VIII.

Section 5.               Expenses incurred by a director, officer, employee or agent in defending or investigating a threatened or pending civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the corporation as authorized in this Article VIII.

Section 6.               The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors, pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article

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VIII shall not be deemed to preclude the indemnification of any person who is not specified in this Article VIII but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 7.               The corporation shall have the power to and may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.               For purposes of this Article VIII, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director, officer, employee or agent of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to the resulting or surviving corporation if its separate existence had continued.  For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines”

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shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

Section 9.               The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.  Neither the amendment nor repeal of this Article VIII, nor the adoption of any provisions of the Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 10.             Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the

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circumstances because such person has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the officer, director, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 10 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

ARTICLE IX

AMENDMENTS

Section 1.               These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors, or at any special meeting of the stockholders or of the board of directors, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

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EXHIBIT E - FORM OF ESCROW AGREEMENT

FORM OF

ESCROW AGREEMENT

among

DICE HOLDINGS, INC.

OTJ REPRESENTATIVE, LLC,

and

CITIBANK, N.A., as Escrow Agent

Dated as of November 7, 2013

ESCROW AGREEMENT (this “Agreement”), dated as of November 7, 2013, by and among Dice Holdings, Inc., a Delaware corporation (the “Parent”), OTJ Representative, LLC, a Delaware limited liability company (the “Representative”) acting as representative for the Securityholders and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (“Citibank”) and acting through its Agency and Trust Division and solely in its capacity as escrow agent under this Agreement, and any successors appointed pursuant to the terms hereof (Citibank in such capacity, the “Escrow Agent”).  The Parent and the Representative are sometimes collectively referred to herein as the “Interested Parties”.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).  Notwithstanding the foregoing, the use of capitalized terms defined in the Merger Agreement is solely for the convenience of the Parent and the Representative and knowledge of the meanings of such capitalized terms contained in the Merger Agreement shall not be imputed to the Escrow Agent.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of November 7, 2013 (the “Merger Agreement”), by and among OnTargetJobs, Inc. (the “Company”), the Parent, Malta Acquisition, Inc. (“Merger Sub”) and the Representative, which provides for the merger of Merger Sub with and into the Company (the “Merger”), the Interested Parties thereto have agreed to establish an escrow arrangement for the purposes set forth therein;

WHEREAS, the Interested Parties wish to appoint Citibank as Escrow Agent and Citibank is willing to accept such appointment and to act as Escrow Agent, in each case upon the terms and conditions of this Agreement; and

WHEREAS, pursuant to Section 10.01 of the Merger Agreement, the Representative is authorized to act on behalf of the Securityholders as agent in connection with this Agreement and the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby irrevocably acknowledged, the parties hereto agree as follows:

1.            Establishment of Escrow Account.

In accordance with Section 1.11 of the Merger Agreement, concurrent with the time at which the Merger becomes effective (the “Effective Time”), the Parent shall deposit with the Escrow Agent in immediately available funds the amounts of $______ (the “General Indemnity Escrow Amount”), $______ (the “Adjustment Escrow Amount”), $_______ (the “Tax Indemnity Escrow Amount”), $_______ (the “Litigation Indemnity Escrow Amount”), and $_______ (the “Appraisal Indemnity Escrow Amount” and together with the General Indemnity Escrow Amount, the Adjustment Escrow Account, the Tax Indemnity Escrow amount and the Litigation Indemnity Escrow Amount, the “Escrow Amount”).  The Escrow Amount, together with any Earnings (as defined below) received from the investment thereof from time to time pursuant to Section 3, below, shall be referred to as the “Escrow Property.”  The Escrow Agent shall, subject to investment pursuant to Section 3, hold the Indemnity Escrow Amount (including any Earnings thereon) and the Adjustment Escrow Amount (including any Earnings thereon) in separate non-interest bearing accounts (each, an “Escrow Account”, and collectively, the “Escrow

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Accounts”).  Except as expressly set forth herein, the Escrow Property will not be available to set off any obligations that any of the Parent, the Representative, or any Securityholder owes to the Escrow Agent.

2.            Claims and Payment; Release from Escrow.

(a)           With respect to the Escrow Property:

i.     If the Escrow Agent receives (i) a joint certificate signed by an Authorized Person (as defined below) of each of the Parent and the Representative, or (ii) a final, non-appealable order, judgment or decree of a court of competent jurisdiction (an “Order”) from the prevailing party, in either case directing the Escrow Agent as to payment of all or any part of the Escrow Property, the Escrow Agent shall pay such amount from the Escrow Property as directed in such joint certificate or Order as promptly as practicable.

ii.     Solely as between the Parent and the Representative, the Parent and the Representative agree that they shall promptly execute joint instructions directing the Escrow Agent to pay out of the Escrow Property amounts when and as due to a person pursuant to Section 1.10 and Article VIII of the Merger Agreement.

3.            Investment of Funds.

(a)           Initially, until otherwise directed with respect to the Escrow Property, by a joint notice signed by an Authorized Person of each of the Parent and the Representative, the Escrow Agent shall invest the Escrow Property in the J.P. Morgan Prime Money Market Fund (350) Premier Share Class.  The Escrow Agent shall invest the Escrow Amount on the date of deposit, provided that it is received on or before 11:00 a.m. New York City time.  Any Escrow Amount or written notice to remit payment received by the Escrow Agent after 11:00 a.m. New York City time shall be treated as if received on the following Business Day.  For purposes of this Agreement, “Business Day” shall mean any day that the Escrow Agent is open for business in New York, New York.

(b)           Any investment direction contained herein may be executed through an affiliated broker dealer of the Escrow Agent and will be entitled to such usual and customary fee.  Neither the Escrow Agent nor any of its affiliates assume any duty or liability for monitoring the investment rating.

(c)           For purposes of this Agreement, “Earnings” shall mean (i) any interest, dividends or other earnings accrued or earned on the applicable portion of the Escrow Amounts and (ii) any interest, dividends or other earnings accrued or earned on the amounts in clause (i) above.

4.            Tax Matters.

(a)           The Interested Parties agree that, unless otherwise specified in this Agreement, any Earnings earned prior to the disbursement of the Escrow Property, during a calendar year period from the investment of the Escrow Property, shall be treated as the income

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of the Representative on behalf of the Preferred Shareholders and shall be reported on an annual basis by the Escrow Agent on the appropriate Form 1099 (or Form 1042-S), as required pursuant to the Internal Revenue Code of 1986, as amended, (“Code”) and the regulations thereunder.

(b)           If the Escrow Agent is required under the Code and regulations to withhold tax on any Earnings from the Escrow Property prior to the release of the Escrow Property, such withholdings will be taken from the Escrow Property in the applicable Escrow Account and deposited with the IRS in the manner prescribed.

(c)           The Interested Parties agree that the Escrow Agent shall report the distribution of the Escrow Property on Form 1099-B to the Interested Party (or other party (or parties)) to whom the Escrow Property is distributed, if so required under Code Section 6045 and the regulations thereunder.

(d)           The Interested Parties agree that this Agreement does not relieve the Interested Parties of their obligation to report any payments subject to reporting under Code Section 6041 and the regulations thereunder.

(e)           The Interested Parties agree that amounts of imputed interest income will be reported by the Escrow Agent pursuant to Code Section 483 upon the release of the Escrow Property (including any Earnings) to the Preferred Shareholders, and the Parent shall provide to the Escrow Agent, prior to any distribution of the Escrow Property to the Preferred Shareholders, with a schedule indicating the allocation of the disbursement of such Escrow Property between (i) principal to be reported on 1099B and (ii) imputed interest, if any, to be reported on IRS Form 1099 INT or 1042S, along with the proportionate interest thereof.  The Escrow Agent shall not be responsible for determining or calculating such imputed interest, and absent its receipt of such allocation schedule from Parent, shall be under no duty or obligation to tax report such imputed interest.

(f)           Upon the execution of this Agreement, the Parent for itself and the Representative for each Preferred Shareholder and itself, shall provide the Escrow Agent with a duly completed and properly executed original IRS Form W-9 (or applicable Form W-8, in the case of a non-U.S. person) certifying such person’s U.S. tax identification number if Form W-9 is provided, or status as a non-U.S. person beneficial owner of the Escrow Property if a Form W-8 is provided.  In the event the payee is not an Interested Party or a party to this Agreement, the Interested Parties shall provide the Escrow Agent with a duly completed and properly executed original IRS Form W-9 (or applicable Form W-8, in the case of a non-U.S. person) from such payee prior to payment being made.  The Interested Parties understand that, in the event valid U.S. tax forms or other relevant forms are not provided to the Escrow Agent, the tax law may require withholding of tax on disbursements and on a portion of any interest or other income earned on the investment of the Escrow Property.  The Escrow Agent will use its commercially reasonable efforts to notify the Interested Parties prior to withholding tax on any disbursements.

(g)           With respect to the Escrow Property, should the Escrow Agent become liable for the payment of taxes, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder, the Interested Parties agree, jointly and severally, to reimburse the Escrow Agent for

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such taxes, interest and penalties upon demand, except to the extent such liability shall have been finally adjudicated by a court of competent jurisdiction to have resulted solely from the Escrow Agent’s own gross negligence  or willful misconduct.  Without limiting the foregoing, the Escrow Agent shall be entitled to deduct such taxes, interest and penalties from the Escrow Property in accordance with Section 6(a) hereof.

(i)           The Interested Parties acknowledge and agree that none of the payments under this Agreement are for compensation for services performed by an employee or independent contractor.

(j)           Citigroup, Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates.  This Agreement and any amendments or attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties.  Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

(k)           This Section 4 may be amended by the Escrow Agent as necessary and upon notice to the Interested Parties to conform to tax and regulatory requirements.  The Escrow Agent’s rights under this Section shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

5.            Concerning the Escrow Agent.

(a)           Escrow Agent Duties.  Each Interested Party acknowledges and agrees that (i) the duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement, each of which is administrative or ministerial (and shall not be construed to be fiduciary) in nature, and no duties, responsibilities or obligations shall be inferred or implied, (ii) the Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (iii) this Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto, (iv) the Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, (v) the Escrow Agent shall not be obligated to take any legal or other action hereunder, which might in its judgment involve or cause it to incur any expense or liability, unless it shall have been furnished with acceptable indemnification, it being understood for purposes of this clause (v) that the indemnity provided pursuant to Section 6(b) is acceptable to the Escrow Agent, and (vi) the Escrow Agent shall have no duty or obligation to solicit any funds that are required to be deposited hereunder.

(b)           Standard of Care.  The Escrow Agent shall be under no duty to afford the Escrow Property any greater degree of care than it gives its own similar property.  The Escrow Agent shall not be liable for any damage, loss or injury resulting from any action taken or omitted in the absence of gross negligence, or willful misconduct (as finally adjudicated by a court of competent jurisdiction).

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(c)           Limitation on Liability.  Notwithstanding any other provision of this Agreement, the Escrow Agent shall not be liable (i) for any indirect, incidental, consequential, punitive or special losses or damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated, or (ii) for the investment or reinvestment of any Escrow Property, or any liquidation of such investment or reinvestment, executed in accordance with the terms of this Agreement, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction)  in the investment or reinvestment of the Escrow Property, any loss of interest incident to any such delays, or any loss or penalty as a result of the liquidation of any investment before its stated maturity date.

(d)           Reliance.  The Escrow Agent shall  be entitled to rely upon any order, judgment, certification, demand, instruction, notice, instrument, consent, authorization, receipt, power of attorney, e-mail, .pdf or other writing delivered to it in accordance with this Agreement without being required to determine the authenticity or validity thereof, or the correctness of any fact stated therein or the propriety or validity or the service thereof or the jurisdiction of the court issuing any judgment or order.  The Escrow Agent may act in reliance upon any signature believed by it in good faith to be genuine and may assume that any person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(e)           Consultation.  The Escrow Agent may consult with counsel satisfactory to it, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel.

6.            Compensation, Expense Reimbursement and Indemnification.

(a)           Compensation:  The Parent covenants and agrees to pay the Escrow Agent’s fees and expenses specified in Schedule A.  Any attorney’s fees incurred in connection with the preparation and negotiation of this Agreement and the first annual Escrow Agent fee shall be due and payable upon the execution of this Agreement.

(b)           Indemnification: Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent and its employees, officers, directors and agents (each, an “Indemnified Party”) for, hold each Indemnified Party harmless from, and defend each Indemnified Party against, any and all claims, losses, actions, liabilities, costs, damages or expenses of any nature incurred by any Indemnified Party arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable and documented outside attorney’s fees, tax withholding or reporting liabilities (including any taxes, interest and penalties but excluding any income tax liabilities associated with the Escrow Agent’s fees), any liabilities or damages that may result from any inaccuracy or misrepresentation made in any tax certification provided to the Escrow Agent, and other costs and expenses of defending or preparing to defend against any claim of liability, except to the extent such loss, liability, damage, cost or expense shall have been finally adjudicated by a court of competent jurisdiction to have resulted solely from the Indemnified

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Party’s own gross negligence or willful misconduct.  Without altering or limiting the joint and several liability of the Parent and the Representative to the Escrow Agent pursuant to this Section 6(b), solely as between the Parent and the Representative, such parties shall each be responsible for 50% of any indemnification obligation payable to the Escrow Agent hereunder.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

7.            Dispute Resolution.  In the event of any disagreement among the Interested Parties to this Agreement resulting in adverse claims or demands being made with respect to the subject matter of this Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to any action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands and refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refuse to act and refrain from acting until (i) the rights of all parties having or claiming an interest in the Escrow Property or the Escrow Account shall have been fully and finally adjudicated by a court of competent jurisdiction, or all differences and doubts shall have been resolved by agreement among all of the Interested Parties, and (ii) the Escrow Agent shall, in the case of adjudication by a court of competent jurisdiction, have received a final order, judgment or decree by such court of competent jurisdiction, which order, judgment or decree is not subject to appeal, and in the case of resolution of differences and doubts by agreement, have received a notice in writing signed by an Authorized Person (as defined below) of each of the Interested Parties, setting forth in detail the agreement.  The Escrow Agent shall be entitled to receive (from and at the expense of the claiming party) an opinion of counsel to the effect that any order, judgment or decree is final and not subject to appeal.  The Escrow Agent shall have the option, after 30 calendar days’ notice to the Interested Parties of its intention to do so, to file an action in interpleader requiring the Interested Parties to answer and litigate any claims and rights among themselves.  The documented and reasonable costs and expenses (including reasonable outside attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and shall be the joint and several obligations, of the Parent and the Representative. The rights of the Escrow Agent under this Section 7 are cumulative of all other rights which it may have by law or otherwise.

8.            Exclusive Benefit.  Except as specifically set forth in this Agreement, this Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors and assigns, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.  No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

9.            Force Majeure.  Notwithstanding anything contained in this Agreement to the contrary, the Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

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10.          Resignation and Removal.

(a)           The Interested Parties may remove the Escrow Agent at any time by giving to the Escrow Agent ten (10) calendar days’ prior joint written notice of removal signed by an Authorized Person of each of the Interested Parties.

(b)           The Escrow Agent may resign at any time by giving to each of the Interested Parties thirty (30) calendar days’ prior written notice of resignation.

(c)           Within ten (10) calendar days after giving any of the foregoing notices of removal to the Escrow Agent or within thirty (30) calendar days after receiving the foregoing notice of resignation from the Escrow Agent, the Interested Parties shall jointly appoint a successor escrow agent and give a joint written notice, signed by an Authorized Person of each Interested Party of such successor escrow agent to the Escrow Agent.  If a successor escrow agent has not accepted such appointment by the end of such (i) 10-day period, in the case of the Escrow Agent’s removal, or (ii) 30-day period, in the case of the Escrow Agent's resignation, the Escrow Agent may either (A) safe keep the applicable Escrow Property until a successor escrow agent is appointed, without any obligation to invest the same or continue to perform under this Agreement, or (B) apply to a court of competent jurisdiction in accordance with Section 11 for the appointment of a successor escrow agent or for other appropriate relief.

(d)           Upon receipt of a joint written notice signed by an Authorized Person of each of the Interested Parties of the identity of the successor escrow agent or the appointment of a successor escrow agent by a court of competent jurisdiction, the Escrow Agent shall either deliver the applicable Escrow Property then held hereunder to the successor escrow agent, less the Escrow Agent’s fees, costs and expenses, or hold and safe keep such Escrow Property (or any portion thereof) pending distribution, until all such fees, costs and expenses are paid to it.

(e)           Upon delivery of the applicable Escrow Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

11.          Governing Law; Jurisdiction; Waivers.

(a)           The parties agree that, to the extent such laws would otherwise not apply, this Agreement (including this choice-of-law provision) and the rights and obligations of the parties to this Agreement shall be governed by, construed in accordance with, and all controversies and disputes arising under, in connection with or in relation to this Agreement shall be resolved pursuant to the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

(b)           The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in New York County, New York, and any appellate court from any thereof, for any proceedings commenced regarding this Agreement, including, but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent the Escrow Agent may commence pursuant to this Agreement.  The parties irrevocably and unconditionally submit to the jurisdiction of such courts for the

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determination of all issues in such proceedings and irrevocably and unconditionally waive any objection to venue or inconvenient forum for any proceeding brought in any such court.

(c)           The parties irrevocably and unconditionally waive, to the fullest extent permitted by law, and agree not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consent to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement.

(d)           The parties irrevocably and unconditionally waive any right to a trial by jury with respect to any proceeding relating to this Agreement.

12.          Instructions, Verification, Communications.

(a)           All instructions required under this Agreement shall be in writing, in English, and may be delivered to the Escrow Agent by facsimile or by e-mail and, if so requested by the Escrow Agent, by an original, executed, as applicable, by an Authorized Person of each of the Interested Parties.  The identity of the Authorized Persons of each of the Parent and the Representative, as well as their specimen signature, title, telephone number and e-mail address, shall be delivered to the Escrow Agent in the list of authorized signers forms as set forth on Schedule B and Schedule C, respectively, and shall remain in effect until the applicable Interested Party notifies the Escrow Agent of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”).  The Escrow Agent and the Interested Parties agree that the above constitutes a commercially reasonable security procedure and further agree not to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any Interested Party.

(b)           In the event funds transfer instructions are given, in writing and signed by an Authorized Person of each of the Parent and the Representative, by facsimile, .pdf, e-mail, or otherwise, such funds transfer instructions should contain a selected test word also evidenced on Schedule B and C.  Test words must contain at least 8 alphanumeric characters, established at document execution.  In lieu of test words, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the applicable person(s) set forth on Schedule B, and Schedule C, as applicable, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated.  To ensure the accuracy of the instructions it receives, the Escrow Agent may record such call backs.  If the Escrow Agent is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction.  The persons and telephone numbers for call backs may be changed only in writing, signed by an Authorized Person actually received and acknowledged by the Escrow Agent.  The Interested Parties agree that these security procedures for funds transfers are commercially reasonable.

(c)           To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record

8

information that identifies each person who opens an account.  When an account is opened, the Escrow Agent will ask for information that will allow the Escrow Agent to identify relevant parties.  The Interested Parties hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Escrow Agent.

(d)           In accordance with the Unlawful Internet Gambling Act (the “Act”), the Interested Parties may not use the Escrow Account or other Citibank facilities in the United States to process “restricted transactions” as such term is defined in 31 CFR Section 132.2(y).  Therefore, neither the Interested Parties nor any person who has an ownership interest in or control over the Escrow Account may use it to process or facilitate payments for prohibited internet gambling transactions.  For more information about the Act, including the types of transactions that are prohibited, please refer to the following link: http://www.federalreserve.gov/NEWSEVENTS/PRESS/BCREG/20081112B.HTM.

(e)           Notwithstanding anything to the contrary herein, any and all e-mail communications (both text and attachments) by or from the Escrow Agent that the Escrow Agent deems to contain confidential, proprietary, and/or sensitive information shall be encrypted.  The recipient (the “E-mail Recipient”) of the encrypted email communication will be required to complete a registration process.  Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Escrow Agent to the E-mail Recipient.  Additional information and assistance on using the encryption technology can be found at Citibank’s Secure Email website at www.citi.com/citi/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.

(f)           The provisions of this Section 12(a)-(e) may be amended by the Escrow Agent unilaterally upon notice to the Interested Parties to conform to legal, tax or regulatory requirements or generally applicable Escrow Agent policies; provided, however, that the Escrow Agent shall not amend any provision of this Section 12 that will adversely affect the Interested Parties without the consent of the Interested Parties, which consent shall not be unreasonably withheld; provided, further, that not such amendment shall alter, amend, modify or conflict with any provision of this Agreement other than Sections 12(a)-(e).

(g)           The Representative represents and warrants to the Escrow Agent that it has the irrevocable right, power and authority (i) to enter into and perform this Agreement and to bind all of the Preferred Shareholders to its terms, (ii) to give and receive instructions and notices hereunder, and (iii) to make all determinations that may be required or that it deems appropriate under this Agreement.

13.          Notices; Wiring Instructions.

(a)           Any notice permitted or required hereunder shall be in writing in English, and shall be sent (i) by personal, overnight delivery by a recognized courier or delivery service, or (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by confirmed facsimile, or (iv) by e-mail, in each case addressed to the address and person(s) designated below their respective signature hereto (or to such other address as any such party may hereafter

9

designate by written notice to the other parties).  Notices to the Escrow Agent shall only be deemed given upon actual receipt by the Escrow Agent.

(b)           Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 13(a) above):

If to the Parent:

Bank:  [___]
ABA#:   [___]
Account Name: [___]
A/C#:  [___]
Swift: [___]

If to the Representative:

Bank:  [___]
ABA#: [___]
Account Name: [___]
A/C#: [___]
Swift: [___]

If to the Escrow Agent:

CITIBANK, N.A.
ABA: [___]
Account Name: [___]
A/C#.: [___]
Ref:  [___]

14.          Amendment.  Except as specifically set forth in this Agreement, any amendment of this Agreement shall be binding only if evidenced by a writing signed by each of the parties to this Agreement.

15.          Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.  If any provision of this Agreement is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

16.          Termination.  This Agreement shall terminate upon the distribution of all Escrow Property from the Escrow Account established hereunder in accordance with the terms of this Agreement, subject, however, to the survival of obligations specifically contemplated in this Agreement to so survive.

10

17.          Use of Name. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank”, “Citigroup” or “Citi” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any Interested Parties hereto, or on such Interested Party’s behalf, without the prior written consent of the Escrow Agent.

18.          Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.  Facsimile or .pdf signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non-US entity, whereby originals are required.

19.          Mergers and Conversions.  Any corporation or entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Escrow Agent will be a party, or any corporation or entity succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

11

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.

CITIBANK, N.A.,
as Escrow Agent

By:
Name:
Title:

Notice to:
Citibank, N.A.
Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn.: Nelson Kercado
Phone: (212) 816-8831
Facsimile: (973) 461-7191 or (973) 461-7192
E-mail: nelson.kercado@citi.com

[Escrow Agreement – Citi Signature Page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.

DICE HOLDINGS, INC.

By:
Name:
Title:

Notice to:

Dice Holdings, Inc.
1040 Avenue of the Americas
16th Floor
New York, New York 10018
Attn: Vice President and General Counsel
Facsimile No.: 212-725-6559

With a copy (which shall not constitute notice) to:

Holland & Knight LLP
31 West 52nd Street
New York, New York 10019
Attn: Marc S. Reisler
Facsimile No.: (212) 385-9010

[Escrow Agreement – Roche Signature Page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.

OTJ REPRESENTATIVE, LLC

By:
Name:
Title:

Notice to:

OTJ REPRESENTATIVE, LLC
c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017
Attn:	Mark Colodny
Justin Sadrian
Facsimile No.: (212) 878-9351

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn: Jeffrey R. Poss, Esq.
Russell L. Leaf, Esq.
Thomas Mark, Esq.
Facsimile: (212) 728-8111

EXHIBIT F

[Reference Statement]

EXHIBIT G

[Contribution and Assumption Agreement]

EXHIBIT H - RHW LICENSE AGREEMENT

Execution Version

RegionalHelpWanted, Inc.
6465 S. Greenwood Plaza Blvd.
Suite 400
Centennial, Colorado 80111

November 7, 2013

OnTargetjobs, Inc.
6465 S. Greenwood Plaza Blvd.
Suite 400
Centennial, Colorado 80111
Attention: CEO
Fax: (303) 648-4931

Re:  6465 South Greenwood Plaza Blvd., Centennial, Colorado

Ladies and Gentlemen:

This will confirm OnTargetjobs, Inc.’s (“Licensor”) agreement granting to RegionalHelpWanted, Inc. (“Licensee”) a license (the “License”) for the purpose of temporarily occupying a portion of Licensor’s premises in the building (the “Building”) known as 6465 South Greenwood Plaza Blvd., Centennial, Colorado to use the Licensed Area (as such term is hereinafter defined) as and subject to the terms set forth herein.  The License is hereby granted on the following terms and conditions:

1.           Licensed Area - The area shown on Exhibit A attached hereto shall be referred to as the “Licensed Area” herein.

2.           Purpose - Licensee shall have the right, during the License Term (as such term is hereinafter defined), to use the Licensed Area for general and administrative office use, and for no other purpose (the “Permitted Use”).

3.           Term - The term of this License (the “License Term”) will commence on the date hereof (the “Commencement Date”).  The License Term will expire on May 1, 2014 (the “License Expiration Date”), or on such earlier date on which the License Term shall sooner end pursuant to any of the terms, covenants and conditions of this License or pursuant to law.  Licensor acknowledges and agrees that Licensee may terminate this License at any time prior to the scheduled License Expiration Date upon ten (10) days’ prior written notice, and in such event this License shall expire on the tenth (10th) day after the giving of such notice as if such day were the License Expiration Date.  Licensee acknowledges and agrees that each of the following events shall be a default by Licensee and a breach of this License: (i) a failure on the part of Licensee to make any payment due hereunder within five (5) days of written notice of non-payment from the Licensor (a “Monetary Default”) and (ii) a failure to perform as required by any other covenant or condition hereunder (other than any payment covenants), within thirty (30) days written notice of non-performance from Licensor (a “Non-Monetary Default”), which thirty (30) day cure period may be extended to up to sixty (60) days if Licensee is diligently pursuing a cure of such Non-Monetary Default. If any Monetary Default or Non-Monetary Default by Licensee shall continue uncured following notice of default as set forth above, for the period applicable to such default as set forth above, Licensor may, at Licensor’s election, terminate this License prior to the scheduled License Expiration Date by giving Licensee ten (10) days’ prior written notice of termination.

4.           License Fee - Licensee agrees to pay to Licensor (i) a licensee fee of $8,844.44 (the “License Fee”) per month, due on the first day of each calendar month, without abatement, demand, deduction or offset whatsoever, (ii) Licensee’s Pro Rata Share (as hereinafter defined) of any and all other sums due and payable under that certain Office Lease dated as of October 12, 2010, between Crescent Crown Peakview Tower LLC, as landlord, and Licensor, as tenant, as amended by that certain First Amendment to Office Lease dated as of February 17, 2011, and as further amended by that certain Second Amendment to Office Lease dated as of March 2, 2011 (as amended, the “Lease”), and (iii) Licensee’s Pro Rata Share of parking fees (collectively with the fee set forth in subsection (ii) of this Paragraph 4, the “Additional Fee”).  The Additional Fee shall be paid on a monthly basis in advance on the first day of each calendar month during the License Term, at Licensor’s notice address set forth herein or at such other place as Licensor may designate, without any setoff, offset, abatement or deduction whatsoever; provided that the License Fee and the Additional Fee shall be appropriately prorated (a) if the Commencement Date is not the first day of a month and (b) if the License Expiration Date shall not occur on the last day of a month.  For purposes of this License, “Licensee’s Pro Rata Share” shall be the percentage equal to the number of employees employed by Licensee at the Licensed Area divided by the total number of employees employed by Licensee and by Licensor at the Building.  Based on the number of employees employed by Licensee and by Licensor at the Building as of November 4, 2013, Licensee’s Pro Rata Share equals 17.045%.

5.           No Representations - Licensee acknowledges and agrees that the Licensed Area is being delivered and Licensee shall accept such Licensed Area in its “as is” condition.  Licensor has not made nor does Licensor make any representations or promises with respect to the Building or the Licensed Area and Licensee agrees that Licensor shall not have any obligation to perform any work or otherwise prepare the Licensed Area for Licensee’s use.  It is expressly understood and agreed that Licensor shall have no obligation to do any work or make any improvements in and to the Licensed Area in order to comply with the Americans with Disabilities Act of 1990, Public Law 101-376, U.S.C. §§ 12101 et. seq., as the same may be heretofore or hereafter amended from time to time, together with all regulations and guidelines promulgated pursuant thereto or in connection therewith (“ADA”).

6.           Repairs – During the License Term, Licensee, at Licensee’s sole cost and expense, shall maintain and take good care of the Licensed Area including the fixtures and appurtenances therein, if any, and make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, it being understood that Licensor shall have no obligation to maintain or repair the Licensed Area.  During the License Term, to the extent Licensor is obligated to maintain and repair the Common Areas under the Lease, Licensor shall maintain and take good care of the Common Areas including the fixtures and appurtenances therein, if any, and make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition.

7.           Alterations –Licensee may not make any changes, alterations, additions or improvements to the Licensed Areas without the consent of Licensor, which consent Licensor shall not unreasonably withhold or delay.  For the avoidance of doubt, if the Lease requires that Landlord (as such term is defined within the Lease) must approve and consent to a proposed alteration, Licensor's withholding and/or delay of consent on such basis shall not be considered unreasonable.  For the further avoidance of doubt, Licensor’s requiring that Licensee deposit with Licensor an amount equal to one hundred twenty five percent (125%) of the cost (as reasonably estimated by an architect of Licensor’s choosing, at Licensee’s sole cost and expense) to remove and restore the alterations, additions or improvements (an “Alteration Deposit”) shall not be considered unreasonable in connection with the withholding of consent for any alteration.  Licensor shall notify Licensee, prior to the expiration of this License, if Licensee shall be required to remove and restore the alterations, additions or improvements to the Licensed Area performed pursuant to this Paragraph 7 and Licensee shall, at its sole cost and expense, promptly remove all of Licensee’s changes, alterations, additions or improvements to the Licensed Area (the “Restoration”).  Upon the completion of the Restoration, Licensor shall return any such Alteration Deposits.  To the extent that Licensee fails to perform the Restoration, Licensor shall be entitled to retain any and all Alteration Deposits to perform its own restoration and repair work on behalf of Licensee.

Licensee shall pay any and all actual fees or charges Licensor may incur or any and all fees or charges Landlord may incur in connection with Licensee’s making changes, alterations, additions or improvements to the Licensed Area.  Nothing herein shall be deemed to require Licensee to remove or restore alterations, additions or improvements installed by or for Licensor.  Further, Licensee shall not be entitled to receive any interest on any Alteration Deposit and any and all Alteration Deposits may be commingled with other funds of Licensor.

8.           Common Areas – During the License Term, Licensee shall have the non-exclusive right to use any portions of Licensor’s Premises (as defined in the Lease) that are designated for the common use of tenants and others, such as sidewalks, common corridors, vending areas, lobby areas, restrooms, and elevator foyers (the “Common Areas”), provided that Licensee agrees that it shall not materially disturb, annoy, endanger or interfere with Licensor’s use of such common areas.

9.           Parking - For the avoidance of doubt, Licensor and Licensee acknowledge that Licensee, Licensee’s members, shareholders, officers, directors, employees, agents, contractors and visitors shall have the right to access the Parking Facilities, as defined in the Lease, and use the parking spaces therein during the License Term.

10.         Compliance with Law; Insurance

  (a)      Licensee shall not do or permit to be done any act or thing upon the

Licensed Area which would violate any applicable laws, ordinances, rules and/or regulations, or the terms of any recorded documents, or invalidate or be in conflict with a standard Insurance Services Office all-risk insurance policy; and shall not do, or permit anything to be done in or upon the Licensed Area, or bring or keep anything therein, except as now or hereafter permitted by the fire department having jurisdiction over the Building or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Licensed Area in a manner which shall increase the rate of fire insurance on the Building or on property located therein over that in similar type buildings.  Licensee shall not be required to cure any existing violations against the Building or any new violations not arising from acts or omissions by Licensee, Licensee’s members, shareholders, officers, directors, employees, agents, contractors and visitors during the License Term.

  (b)           Licensor shall maintain during the License Term such casualty and liability insurance as it deems appropriate, which casualty insurance shall contain a waiver of subrogation in respect of Licensee.  Licensor hereby waives any claim against Licensee for any damage or loss caused by any of them to the extent covered by the casualty insurance carried by Licensor (“Covered Claims”).  Notwithstanding the foregoing, to the extent that a Covered Claim is brought about by the acts or omissions of Licensee, Licensee’s members, shareholders, officers, directors, employees, agents, contractors and visitors, Licensor shall have the right to bring a claim against Licensee for any increase in the premiums and other expenses related to Licensor's casualty insurance but only to the extent such increase in the premium or other expense related to Licensor’s casualty insurance was actually caused by such acts or omissions of Licensee, Licensee’s members, shareholders, officers, directors, employees, agents, contractors and visitors.  Licensor shall not insure any property of Licensee, which shall carry such personal property or personal liability insurance coverage as it deems appropriate.

  (c)           Licensee shall maintain during the term such insurance, with respect to the Licensed Area, as would be required pursuant to the Lease as if Licensee were the tenant thereunder.

11.         Indemnity - Licensee shall not do or permit any act or thing to be done upon the Licensed Area which may subject Licensor to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law, but shall exercise such control over the Licensed Area as to fully protect Licensor against any such liability.  Licensee shall indemnify and save Licensor, Licensor’s members, shareholders, officers, directors, employees, agents and contractors (the “Indemnitees”) harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Licensee and Licensee’s contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Licensed Area, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Licensed Area but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Licensee or Licensee’s agents, employees, invitees or visitors, and (d)

any breach, violation or non-performance of any covenant, condition or agreement in this License set forth and contained on the part of Licensee to be fulfilled, kept, observed and performed; provided, however, this indemnity shall not cover any claims caused solely by any affirmative act of Licensor or any of its agents or representatives or Covered Claims.  The indemnity and hold harmless agreement set forth in this Paragraph shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but shall be limited to the extent any insurance proceeds collectible by Licensor under policies owned by Licensor or such injured party with respect to such damage or injury are sufficient to satisfy same.

12.         Services - Licensor shall be obligated to provide utilities and HVAC services to Licensee during the License Term.  Licensor shall be responsible, and Licensee may hold Licensor liable, for the interruption, curtailment or failure to supply such services and utilities referenced above.  In the event all or any portion of the Licensed Area shall be rendered untenantable, in Licensee’s reasonable discretion, by reason of Licensor’s failure to perform any obligation described herein, including, without limitation, Licensor’s failure to provide utility services, all Additional Fees due hereunder shall proportionately abate (to the extent to which the Licensed Area has been, in Licensee’s reasonable discretion, been rendered untenantable) until Licensor shall have satisfactorily performed such obligation.  Licensor agrees to cooperate with Licensee, and to use commercially reasonable efforts to enforce for the benefit of Licensee the obligations of Landlord to Licensor under the Lease insofar as they relate to the Licensed Area or Common Areas.  All reasonable out-of-pocket expenses of Licensor arising from Licensor’s action taken pursuant to the preceding sentence shall be reimbursed by Licensee; provided, however, that if Licensor is also pursuing such action against Landlord with respect to Licensor’s premises in the Building (other than the Licensed Area), then the reasonable out-of-pocket expenses of Licensor arising from Licensor’s action shall be pro-rated between Licensor and Licensee.

13.         Assignment/Occupancy - Licensee may not assign its rights or permit the Licensed Area or any part thereof to be occupied or used by any other person or entity, without the prior written consent of Licensor, which may be withheld in Licensor’s sole and absolute discretion.  Notwithstanding the foregoing, subject to Licensor’s consent, which will not be unreasonably withheld or delayed, a transfer of all, but not less than all, of Licensee’s interest in the License to any purchaser of all of the equity or all or substantially all of the assets of the Licensee shall be permitted.  A violation of this Paragraph 13 shall (i) be a Non-Monetary Default by Licensee and entitle Licensor to terminate the License in accordance with the terms of Paragraph 2 of this License and (ii) render such assignment or permission to occupy or use the Licensed Area void ab initio.

14.         License and Not a Lease - This license agreement is not to be construed as in any way granting to Licensee any interest in the Licensed Area; it being intended, that this license agreement merely grants to Licensee the License to enter upon and use the Licensed Area in accordance with the terms hereof and shall not be deemed to grant to Licensee a leasehold or other real property interest in the Licensed Area.

15.         End of Term - Upon the expiration or earlier termination of the License Term,

Licensee will remove all of Licensee’s personal property from the Licensed Area, and will quit and surrender to Licensor the Licensed Area vacant, broom-clean, and in good order and condition, ordinary wear and tear and damage for which Licensee is not responsible hereunder excepted.  Licensee acknowledges that possession of the Licensed Area must be surrendered to Licensor immediately upon the expiration or earlier termination of the License Term.  To the extent not necessary for a Restoration, if applicable, or to pay for any outstanding obligations of Licensee hereunder, Licensor shall promptly return any and all Alteration Deposits.

16.         Renewal – Licensor may withhold its consent to a renewal of this License for any reason or no reason; provided, however, that in the event that Licensor is unwilling to renew this License or enter into negotiations with Licensee regarding the terms of a renewal of this License, Licensor shall provide written notice sixty (60) days prior to the License Expiration Date to Licensee.

17.         Notice - Any notice given pursuant to this License shall be in writing and shall be personally delivered or sent by reputable overnight carrier service or United States certified or registered mail, postage prepaid, return receipt requested and shall be addressed:

(A)	If intended for Licensee, to (or to such other address or addresses as may from time to time hereafter be designated by Licensee by like notice):

RegionalHelpWanted, Inc.
6465 S. Greenwood Plaza Blvd.
Suite 400
Centennial, Colorado 80111
Attention:  CEO
Fax:  303-845-9510

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY  10019
Attn:           Jeffrey R. Poss, Esq.
Russell L. Leaf, Esq.
Thomas Mark, Esq.
Facsimile:  (212) 728-8111

(B)	If intended for Licensor, to Licensor’s address set forth on the cover page hereof, with a copy to:

Dice Holdings, Inc.
1040 Avenue of the Americas
16th Floor
New York, New York 10018
Attention: Brian Campbell, Vice President and General Counsel

Fax: 212-725-9127

(C)
Except as otherwise provided herein, all such notices shall be deemed to have been served or delivered on the next Business Day following the date personal delivery is made or three (3) Business Days after being deposited in the United States Mail.  A notice given by counsel for Licensee shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Section.  Each of the parties hereto waives personal or any other service other than as provided for in this Section.  Notwithstanding the foregoing, either party hereto may give the other party oral notice of the need for emergency repairs.

18.         Waiver/Modification - This License may not be waived or modified except by a written instrument executed by both parties.

19.         Governing Law - This License shall be deemed to be an agreement made under and shall be governed by the laws of the State of New York.

20.           Successors and Assigns - The terms and provisions of this License shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

21.           Authority - Licensee hereby represents and warrants that it (i) has full power and authority to execute and perform this license agreement, and (ii) has taken all action necessary to authorize the execution and performance of this license agreement.

22.           Counterparts - This License may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronically mailed (in portable document format (“PDF”)) signature for each party contemplated to sign this License, shall constitute a complete and fully executed agreement.  All such fully executed original, faxed or PDF counterparts shall collectively constitute a single agreement.

Please confirm your agreement with the foregoing by signing the enclosed copy of this letter.

Very truly yours,

RegionalHelpWanted, Inc.,
a Delaware corporation

By:	/s/ Robert J. Baer
Name:	Robert J. Baer
Title:	CFO

Agreed to:

OnTargetjobs, Inc., a Delaware corporation

By:	/s/ Michael Tansey
Name: Michael Tansey
Title: CEO

cc:	Dice Holdings, Inc.
1040 Avenue of the America
16th Floor
New York, New York 10018
Attention: Brian Campbell, Vice President and General Counsel

Exhibit A

(See attached)

EXHIBIT I - TRANSITION SERVICES AGREEMENT

Execution Version

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of November 7, 2013 (the “Closing Date”), by and between OnTargetJobs, Inc., a Delaware corporation (“Service Provider”), and RegionalHelpWanted, Inc., a Delaware corporation (the “Recipient”).  Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Service Provider is party to that certain Agreement and Plan of Merger by and among Dice Holdings, Inc., Malta Acquisition, Inc., Service Provider and OTJ Representative, LLC, as the Representative, dated as of November 7, 2013 (the “Merger Agreement”);

WHEREAS, prior to the Effective Time, Service Provider and Recipient will effectuate the RHW Contribution pursuant to the terms and conditions of the Contribution and Assumption Agreement entered into by Service Provider and Recipient in the form attached hereto as Exhibit A (the “Contribution Agreement”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement and the Contribution Agreement, the Parties are entering into this Agreement, pursuant to which Service Provider has agreed to provide certain services to the Recipient as set forth herein, and the Recipient has agreed to engage the Service Provider to provide such services during a transition period beginning on the Closing Date and continuing for such periods of time as set forth on Exhibit B attached hereto; and

WHEREAS, all capitalized terms contained and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

SERVICES

1.01         Provision of Services.

(a)           In accordance with the terms and conditions of this Agreement, the Service Provider agrees to provide, or cause one of its Affiliates to provide, for the Recipient (i) the services set forth in Exhibit B attached to this Agreement, (ii) any other services that are not set forth in Exhibit B attached to this Agreement, but which the Service Provider and the Recipient mutually agree in writing are to be provided under this Agreement, and (iii) any modifications to a service provided pursuant to clause (i) or (ii) hereof, as the Service Provider and the Recipient may mutually agree in writing to be provided under this Agreement (collectively, the “Services”).  The Service Provider will provide, or cause one of its Affiliates to provide, the Services for the time period and to the extent specified in Exhibit B attached to this Agreement, in a manner consistent with that provided, or obtained, by the Service Provider and its Affiliates in respect of the RHW Business prior to the Closing.  The quantity and timing of delivery of each Service shall be that which the Recipient reasonably requires in connection with such Service for the operation of the RHW Business in the ordinary course of business, consistent with the operation of the RHW Business as conducted by the Group Companies  immediately prior to the Closing Date.  The Service Provider and its Affiliates shall perform the Services exercising the same degree of care and priority as they exercise in performing the same or similar Services for their own account.

(b)           The scope and amount of Services to be performed hereunder shall not be altered unless the Parties otherwise agree in writing.

(c)           The Parties acknowledge the transitional nature of the Services. Accordingly, following the execution of this Agreement, the Recipient agrees to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain reasonable alternate third-party sources to provide the Services.

(d)           In providing the Services, the Service Provider shall not be obligated to: (i) purchase, lease or license any additional equipment or (ii) provide any Services to the extent providing such Service would violate any Law or breach any agreement to which Service Provider or any of its subsidiaries is currently a party.

(e)           With respect to any access to software licensed by Service Provider by any third party, Service Provider shall only provide support services for such software to the extent that it receives support services from such third party for the benefit of the Recipient, and the Service Provider shall not be responsible for the response times practiced by such third parties in providing such support.

1.02         Omitted Service.

(a)           In the event that Exhibit B attached to this Agreement fails to include certain services (each, an “Omitted Service”) that (i) are reasonably necessary for the operation of the RHW Business, consistent with the operation of the RHW Business by the Group Companies immediately prior to the Closing Date, and (ii) were provided  to or obtained by the Service Provider or any of its Affiliates in connection with the operation of the RHW Business as conducted during the twelve (12) months prior to the Closing Date, the Recipient may provide notice requesting that Service Provider provide such Omitted Service.  Upon Service Provider's receipt of any such notice, Service Provider and Recipient shall enter into reasonable, good faith negotiations of the price to be paid by Recipient for such Omitted Service. In the event that the Service Provider and the Recipient agree on the price for any Omitted Service, the Service Provider shall use commercially reasonable efforts to provide such Omitted Service.

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1.03         Third Party Service Providers.  Subject to Section 5.01(a), the Service Provider may employ, as it deems necessary or appropriate for any legitimate business reason, the services of third-party providers in providing the Services (“Third Party Provider”); provided, however, that the use of any such Third Party Provider to provide any portion of the Services shall not increase the compensation to be paid by the Recipient, as set forth on Exhibit B attached hereto.  If such compensation, as set forth on Exhibit B attached hereto, involves reimbursement of the Service Provider’s costs and expenses with respect to any such Third Party Provider, then (a) if such Third Party Provider is an Affiliate of the Service Provider, costs and expenses of such Third Party Provider shall not exceed the costs and expenses previously paid by the Recipient prior to the Third Party Provider providing such Services, and (b) if such Third Party Provider is not an Affiliate of the Service Provider, the costs and expenses payable by the Recipient shall not exceed a pro rata portion, as determined in good faith by Service Provider, of the costs and expenses incurred by the Service Provider from such Third Party Provider.  Notwithstanding any provision in this Section 1.03 to the contrary, in the event that the fees charged to Service Provider by any unaffiliated Third Party Provider to deliver any component of the Services shall be increased, Recipient shall pay its pro rata portion, as determined in good faith by Service Provider, of any such increased fees.

1.04         Compliance with Laws.  In performing its obligations under this Agreement, the Service Provider shall comply in all material respects with all Laws applicable to the Service Provider with respect to the Service Provider’s provision of the Services.  Recipient shall comply in all material respects with all Laws applicable to Recipient with respect to its use of the Services.

1.05         Independent Contractor.  In performing the Services, the Service Provider’s relationship with the Recipient shall be that of an independent contractor only.  Nothing in this Agreement shall be construed as making the Parties partners or joint venturers, or as creating the relationship of employer and employee or principal and agent between the Parties.  Each Party retains control over its representatives, and the representatives of one Party shall not be considered representatives of the other Party.  Neither Party will be bound by any representation, act or omission of the other Party.  Except as otherwise expressly provided in this Agreement or the Merger Agreement, neither Party has the right, power or authority to create any obligation, express or implied, on behalf of the other Party.

1.06         Access.  The Service Provider or a Third Party Provider, as applicable, shall be provided with reasonable access to all facilities, equipment, systems and personnel of the Recipient necessary to provide the Services and fulfill its obligations under this Agreement.  The Service Provider or Third Party Provider’s personnel, as applicable, shall comply with the Recipient’s safety and security guidelines while performing the Services or accessing the premises of the Recipient.  The Recipient agrees to cooperate in good faith with the Service Provider in connection with the Service Provider’s performance of the Services.

ARTICLE II

COMPENSATION

2.01         Compensation.

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(a)           Payments.  Compensation to be paid by the Recipient for the Services, or reimbursement by the Recipient of expenses incurred by the Service Provider in performing the Services, shall be as set forth in Exhibit B attached to this Agreement.  Unless otherwise set forth in Exhibit B attached to this Agreement, amounts payable in respect of the Services shall be invoiced to the Recipient within thirty (30) days of the end of each calendar month in which the Services are provided in the preceding calendar month, and shall be paid to the Service Provider within fifteen (15) days after the date of the invoice (the “Payment Due Date”).  Recipient shall not be entitled to set off or reduce payments of the fees by any amounts, which it claims are owed to it by Service Provider under this Agreement or any other agreement.

(b)           Additional Costs.  If the Service Provider is required to incur additional costs to accommodate a modification to the Services or to provide an Omitted Service pursuant to the terms and conditions of Section 1.02, then the Parties shall negotiate in good faith with respect to the additional costs and shall modify Exhibit B attached to this Agreement with respect to such modification or Omitted Service, to reflect the increased costs agreed upon by the Parties.

2.02         Payment Disputes.  If the Recipient, upon receipt of an invoice from the Service Provider, disputes any amount payable by the Recipient to the Service Provider pursuant to Exhibit B attached to this Agreement, the Recipient shall notify the Service Provider in writing of the nature and amount of such dispute in reasonable detail prior to the Payment Due Date.  The Parties will use their respective commercially reasonable efforts to promptly resolve any such dispute in good faith, and the Payment Due Date will be extended for the amount in dispute during such negotiation.  If the Parties are unable to resolve such dispute through informal negotiation, then each Party shall retain all rights and remedies with respect thereto available to it at law or in equity.

2.03         Taxes.  The consideration provided in Exhibit B attached to this Agreement does not include sales, use, privilege, excise, value added, goods and services and other similar Taxes applicable to the provision of the Services.  The Recipient shall be responsible for any and all sales or use Taxes imposed or assessed as a result of the provision of Services by the Service Provider.

ARTICLE III

CONFIDENTIAL INFORMATION

3.01         Confidentiality.  Each Party (in such capacity, a "Receiving Party") shall maintain in confidence all confidential or proprietary information of, or concerning, the other Party (in such capacity, a "Disclosing Party"), its representatives, Affiliates, stockholders, systems, customers, partners and subscribers, including commercial, financial, and technical information, customer or client lists, programs, procedures, data, documents, computer information and databases, business plans, trade secrets, budget forecasts, business arrangements, information regarding specific transactions, financial information and estimates, and long-term plans and goals (“Confidential Information”) and shall not disclose such Confidential Information to any third party except to those of its representatives as are necessary in connection with the performance of its obligations or the use of the Services under this Agreement, and then strictly on a need-to-know basis.  In maintaining the confidentiality of

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Confidential Information, the Receiving Party shall exercise the same degree of care that it exercises with its own confidential information, and in no event less than a reasonable degree of care.  The Receiving Party shall ensure that each of its representatives holds in confidence and makes no use of the Confidential Information for any purpose other than those permitted under this Agreement or otherwise required by Law.

3.02         Exceptions.  The obligation of confidentiality contained in this Article III shall not apply to the extent that (a) the Receiving Party is required to disclose information by order or regulation of a Governmental Entity or a court of competent jurisdiction; provided, however, that the Receiving Party shall promptly notify the Disclosing Party of such requirement, which notice, whenever practicable, shall be prior to such required disclosure so as to allow the Disclosing Party a reasonable opportunity to seek injunctive relief from (or a protective order with respect to) the obligation to make such disclosure, or (b) the Receiving Party can demonstrate that (i) the disclosed information was, at the time of such disclosure to the Receiving Party, already in (or thereafter enters) the public domain other than as a result of actions of the Receiving Party or its representatives or Affiliates in violation hereof; (ii) the disclosed information was rightfully known to the Receiving Party prior to the date of disclosure to the Receiving Party; (c) the disclosed information was received by the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its representatives, provided that such source was not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or under a duty of confidentiality to the Disclosing Party or its representatives; (d) any information was created by the Receiving Party independent of the Confidential Information of the Disclosing Party; or (e) the Disclosing Party agrees in a signed writing that such information can be disclosed.

3.03         Unauthorized Disclosure.  The Receiving Party acknowledges and agrees that the Confidential Information constitutes proprietary information and trade secrets valuable to the Disclosing Party, and that the unauthorized use, loss or outside disclosure of such Confidential Information shall be presumed to cause irreparable injury to the Disclosing Party.  The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information by such Receiving Party.

3.04         Return of Information.  The Receiving Party shall, upon the request of the Disclosing Party or the termination or expiration of this Agreement, return to the Disclosing Party all Confidential Information in its possession or control, or destroy such Confidential Information, including any copies or reproductions thereof.

3.05         Injunctive Relief.  The Parties acknowledge and agree that the remedies at law for any breach of this Article III are inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms.  Accordingly, the Parties acknowledge and agree that upon any breach, or threatened breach, by such Party of the terms and conditions of this Article III, the other Party will be entitled to seek immediate injunctive relief and may obtain any order restraining any threatened or future breach.  Nothing in this Section 3.05 shall be deemed to limit, in any way, the remedies at law or in equity of the Parties for a breach by the other Party of any of the provisions of this Agreement.

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ARTICLE IV

TERM AND TERMINATION

4.01         Term of Services.  The term (the “Term”) of this Agreement shall be for a period commencing on the Closing Date and ending with respect to each Service as specified in Exhibit B hereto with respect to such Service (each, an “Expiration Date”) or as otherwise provided in Section 4.02; provided, that this Agreement, and all Services, shall terminate upon the expiration of the last Service set forth in Exhibit B attached to this Agreement unless the Parties mutually agree in writing to extend the Term with respect to one or more particular Services (the “Final Termination Date”).  Any termination or expiration of any Service shall not terminate this Agreement with respect to any other Service; provided, that the Term of this Agreement shall expire with respect to all Services on the Final Termination Date.

4.02         Termination.

(a)           Termination of a Service.  The Recipient shall have the right to terminate any Service, or reduce the amount of Services provided by the Service Provider under this Agreement at any time.  The Recipient shall provide the Service Provider with at least ten (10) days’ prior written notice of its intent to cancel any Service or reduce the amount of any Services.  The Recipient shall be responsible for the payment of any fees or costs owed by it to any Third Party Provider relating to any Services provided by such Third Party Provider prior to the termination of such Services by the Recipient.  The Recipient shall be responsible for any fees or costs due to any Third Party Provider relating to the reduction or termination of any Service prior to the last date of the duration of such Services as set forth on Exhibit B attached hereto. under any agreement to which the Service Provider or any of its subsidiaries is currently a party and pursuant to which Services are provided to the Recipient.

(b)           Breach of Agreement.  Either Party may terminate this Agreement in the event of any breach or default by the other Party of such other Party’s material obligations hereunder, and such other Party’s breach or default continues unremedied for a period of (i) ten (10) days after such Recipient receives written notice thereof, for any payment default, other than any amount disputed in good faith, or (ii) thirty (30) days after such other Party receives written notice thereof, for all other defaults.

(c)           Sums Due.  In the event of the termination or expiration of this Agreement or any Services, each Party (other than the breaching Party in the case of a termination of this Agreement pursuant to Section 4.02(b)) shall be entitled to the payment or reimbursement of all amounts accrued or due to such Party under this Agreement as of the date of such termination or expiration.

(d)           Effect of Termination.  Upon the Expiration Date of any Service, all rights of the Recipient under this Agreement to receive such Services shall cease, but such expiration shall not affect this Agreement with respect to any other Services as to which the Term has not expired or been terminated.  Section 2.02 (Payment Disputes), Section 2.03 (Taxes), Article III (Confidential Information), Section 4.02(c) (Sums Due), Article V (Warranty, Indemnification and Remedies) and Article VI (Miscellaneous) shall survive the expiration or termination of this Agreement.

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ARTICLE V

WARRANTY, INDEMNIFICATION AND REMEDIES

5.01         Warranty.

(a)           The Service Provider warrants that, at the time of delivery, all Services will substantially conform to the applicable specifications, if any, set forth in Exhibit B attached to this Agreement.  The Service Provider shall provide such Services in a time frame consistent with the past practices of the Service Provider with respect to the RHW Business, using substantially the same degree of skill, care, professional, timely and workmanlike manner that the Service Provider used in performing the Services for the RHW Business prior to the Closing.  Subject to Section 1.03, the Service Provider agrees to assign qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)           Except as expressly set forth in Section 5.01(a) or in any contract entered into hereunder, the Service Provider does not make any representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, warranties of merchantability, or fitness for a particular purpose, non-infringement, quiet enjoyment, quality of data, all of which are specifically disclaimed.

5.02         Limitation on Liability.  In no event shall any Party have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other Parties’ sole, joint, or concurrent negligence, strict liability, criminal liability or other fault, except, in each case, where such damages were caused by or resulted from, in the case of damages incurred by the Recipient, the Service Provider’s knowing and intentional breach of this Agreement or the Service Provider’s gross negligence or willful misconduct, or, in the case of damages incurred by the Service Provider, the Recipient’s knowing and intentional breach of this Agreement or the Recipient’s gross negligence or willful misconduct.  The Recipient acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Article V, including the limitations on representations and warranties with respect to the Services. The Recipient agrees that it shall use reasonable efforts to mitigate and otherwise minimize its damages and those of its affiliates, whether direct or indirect, due to, resulting from or arising in connection with any failure by Service Provider to comply with its obligations under this Agreement.

5.03         Indemnification.

(a)           By the Service Provider.  Subject to the limitations set forth in Section 5.02, the Service Provider shall indemnify, defend and hold harmless the Recipient and its Affiliates from and against, and shall promptly pay or reimburse each Recipient and its Affiliates for, any and all Losses sustained or incurred by the Recipient or any of its Affiliates relating to, arising out of or resulting from the gross negligence or willful misconduct of the

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Service Provider or its Affiliates or any Third Party Service Provider in connection with the provision of, or failure to provide, any Services to the Recipient.

(b)           By the Recipient.  The Recipient shall indemnify, defend and hold harmless the Service Provider and its Affiliates from and against, and shall promptly pay or reimburse the Service Provider and its Affiliates for, any and all Losses sustained or incurred by the Service Provider or any of its Affiliates relating to, arising out of, or resulting from, the gross negligence or willful misconduct of the Recipient or its Affiliates in connection with the receipt of any Services by the Recipient.

5.04         Specific Performance; Equitable Remedies.  The Service Provider agrees that if certain of the Services are not performed by the Service Provider, or if the Service Provider threatens not to perform certain of the Services, in accordance with this Agreement, the Recipient may experience irreparable harm, the Recipient may have no adequate remedy at law, and the Recipient’s damages may be difficult to determine.  Accordingly, in such circumstances, the Recipient shall be entitled to enforce its rights and the Service Provider’s obligations hereunder by an action for specific performance or injunctive relief in addition to any other remedies that may be available, at law or in equity, by reason of such breach.

5.06         Waiver; Remedies Cumulative.  The rights and remedies of the Parties set forth herein are cumulative and not alternative.  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless such waiver or renunciation is in writing and signed by the other Parties, (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (c) no notice or demand by one Party will be deemed to be a waiver of any obligation of that Party, or a waiver of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

ARTICLE VI

MISCELLANEOUS

6.01         Press Releases and Communications.  No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Party without the joint approval of the Parties, unless required by Law (in the reasonable opinion of counsel) in which case the other Parties shall have the right to review such press release, announcement or communication prior to issuance, distribution or publication.  Notwithstanding the foregoing, the Parties shall be allowed to disclose the terms of this Agreement and the transactions contemplated hereby (i) to authorized representatives and employees of a Party or a Party’s respective Affiliates, (ii) in connection with summary information about a Party or a Party’s Affiliates’ financial condition, (iii) to any of the Parties’ respective Affiliates, auditors, attorneys, financing sources, potential investors or other agents, (iv) to any bona fide prospective purchaser of the equity or assets of a Party or a Party’s

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Affiliates or (v) as required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by Law, rule or regulation; provided, that in the case of disclosures made pursuant to clauses (i) through (v), the recipient is informed of the confidential nature of such information.

6.02         Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted (except if not a Business Day, then the next Business Day) via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such Party:

If to Service Provider:

OnTargetJobs, Inc.
6465 S. Greenwood Plaza Blvd.
Suite 400
Centennial, CO 80111
Attn:  CEO
Facsimile:  (303) 648-4931

with a copy to:

Dice Holdings, Inc.
1040 Avenue of the Americas
16th Floor
New York, NY  10018
Attention: Brian Campbell, Vice President and General Counsel
Facsimile: +1 212 725-9127/+1 515 313-2338

If to Recipient:

RegionalHelpWanted, Inc.
6465 S. Greenwood Plaza Blvd.
Suite 400
Centennial, CO 80111
Attn:  CEO
Facsimile:  (303) 845-9510

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue

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New York, NY  10019
Attn:   Jeffrey R. Poss, Esq.
Russell L. Leaf, Esq.
Thomas Mark, Esq.
Facsimile:  (212) 728-8111

6.03         Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Parties.  Notwithstanding the foregoing, the Recipient may assign this Agreement in whole or in part to (i) any of its Affiliates or financing sources; provided that no such assignment shall relieve Recipient of its obligations hereunder, (ii) a Person set forth on Schedule 1 attached hereto (or an Affiliate thereof) in connection with a sale of all or substantially all of its stock or assets (including by merger) to such Persons (such transaction, a “Company Sale”), (iii) any Person who is not a Competitor in connection with a Company Sale to such Person or (iv) with the consent of the Service Provider, which shall not be unreasonably withheld, delayed or conditioned, to any Competitor in connection with a Company Sale to such Competitor.  A “Competitor” is any Person who derives (or any of whose Affiliates derives) more than 50% of its revenues from online employment advertising, other than a Person set forth on Schedule 1 attached hereto (or an Affiliate thereof).

6.04         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.05         References.  The section and other headings and subheadings contained in this Agreement and the exhibit hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.  All references to days (excluding Business Days) or months shall be deemed references to calendar days or months.  All references to “$” shall be deemed references to United States dollars.  Unless the context otherwise requires, any reference to a “Section,” or “Exhibit” shall be deemed to refer to a section of this Agreement or exhibit to this Agreement, as applicable.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  English shall be the governing language of this Agreement.  The word “including” shall mean “including, without limitation.”

6.06         Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

6.07         Amendment and Waiver.  Any provision of this Agreement or the Exhibit hereto may be amended or waived only in a writing signed by the Parties.  No waiver of any

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provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

6.08         Complete Agreement.  This Agreement, together with the Merger Agreement and the Contribution Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, representations and warranties.

6.09         Third Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

6.10         Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

6.11         Counterparts; Delivery. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one (1) Party, but all such counterparts when taken together shall constitute one and the same instrument.  This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any Party hereto or to any such contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to the other Party.  No Party hereto or to any such contract shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such Party forever waives any such defense.

6.12         Governing Law; Jurisdiction.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of New York,.  Any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated

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hereby shall be brought before, and determined exclusively in the United States District Court for the Southern District of New York or any other court of the State of New York sitting in New York County, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, Action or proceeding in any such court, or that any such suit, Action or proceeding that is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, Action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

6.13         Further Assurances.  Each Party agrees that it will take such actions, provide such information and execute and deliver such further instruments and documents as may be necessary to ensure and evidence the intent of this Agreement, and enable the Service Provider to perform the Services.

6.14         Time is of the Essence.  Time is of the essence with respect to all time periods and dates set forth in or referenced in this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERVICE PROVIDER:

ONTARGETJOBS, INC.

By:	/s/ Michael Tansey
Name:	Michael Tansey
Title:	CEO

Signature Page to the Transition Services Agreement

RECIPIENT:

REGIONALHELPWANTED, INC.

By:	/s/ Robert J. Baer
Name:	Robert J. Baer
Title:	CFO

Signature Page to the Transition Services Agreement

Disclosure Schedules

Pursuant to Item 601 paragraph (b)(2) of Regulation S-K, Dice Holdings, Inc. hereby omits schedules and similar attachments contained in the Agreement and Plan of Merger and agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission upon request.

DICE HOLDINGS, INC.

By:	/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President & General Counsel